UNITED STATES BANKRUPTCY COURT
                       NORTHERN DISTRICT OF ILLINOIS
                              EASTERN DIVISION

In re:                                      )   Chapter 11
                                            )
AMFAC HAWAII, LLC, et al.,<F1>              )   Jointly Administered
                                            )   Case No. 02-07637
                                            )
           Debtors.                         )   Honorable Bruce W. Black

                                                Hearing Date: July 29, 2002
                                                              1:30 p.m.

                      ORDER CONFIRMING SECOND AMENDED
              JOINT PLAN OF REORGANIZATION DATED JUNE 11, 2002

     Amfac Hawaii, LLC ("AHI") and its direct and indirect subsidiaries that are debtors and debtors-in-possession herein (together with AHI, collectively the "AHI Debtors"), and FHT Corporation ("FHT"; and FHT together with the AHI Debtors, collectively the "Debtors"), having filed with this Court their respective voluntary petitions for relief under Chapter 11 of Title 11, United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code") on February 27, 2002 (the "Petition Date"); and the Debtors having filed with this Court the Second Amended Joint Plan of Reorganization of Amfac Hawaii LLC, Certain of its Subsidiaries and FHT Corporation, dated June 11, 2002 (the "Plan"); and the Debtors having filed with this Court the Second Amended Disclosure Statement with respect to the Plan, also dated June 11, 2002 (the "Disclosure Statement");<F2> and the Disclosure Statement having been approved by order of the Court dated June 6, 2002 (the "Disclosure Statement Approval Order"); and the Court having commenced a hearing to consider confirmation of the Plan on July 29, 2002 (the "Confirmation Hearing"); and the Court having considered the entire


____________________

<F1>    The Debtors are the following 10 entities: Amfac Hawaii, LLC, Amfac
Holdings Corp., Amfac Land Company, Limited, FHT Corporation, Kaanapali Development Corp., Kaanapali Estate Coffee, Inc., KDCW, Inc., Pioneer Mill Company, Limited, The Lihue Plantation Company, Limited and Waikele Golf Club, Inc.

<F2>    Capitalized  terms used but not defined herein shall have the meaning ascribed to such terms in the Plan or the Disclosure Statement, as the case may be.

record adduced at the Confirmation Hearing, including, without limitation, written submissions and the statements of the parties appearing at such hearing, and after due deliberation;

               FINDINGS OF FACT AND CONCLUSIONS OF LAW <F3>

        IT IS HEREBY FOUND AND DETERMINED that:

A.      Jurisdiction, Venue and Core Proceeding

     This Court has jurisdiction over the chapter 11 cases pursuant to 28 U.S.C.ss.ss.157 and 1334. Venue is proper pursuant to 28 U.S.C.ss.ss.1408 and 1409. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C.ss.157(b)(2)(L) over which this Court has jurisdiction.

B.      Judicial Notice

     This Court takes judicial notice of all matters of record in the Debtors' chapter 11 cases to the extent permitted by applicable law.

C.      Burden of Proof

        The Debtors, as proponents of the Plan, have met the burden of proving the elements of Section 1129 of the Bankruptcy Code by a preponderance of the evidence.

D.      Transmittal and Mailing of Disclosure Statement; Notice

     The Debtors' balloting agent, Logan & Company ("Logan"), and the Debtors' solicitation agent, D.F. King & Co., Inc. ("King"), timely mailed the notice of the Confirmation Hearing, the Disclosure Statement, the ballot and other materials constituting the Solicitation Package (as defined in the Disclosure
Statement Approval Order) to the persons entitled to receive the Solicitation Package (or certain portions thereof) in accordance with the Disclosure Statement Approval Order. Notice of the Confirmation Hearing by publication was made in the form and manner as provided in the Disclosure Statement Approval Order. Logan, King and the Debtors have otherwise complied with the procedures contained in the Disclosure Statement Approval Order concerning the transmission of the


____________________

<F3>    Pursuant to Bankruptcy Rule 7052,  findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.

Solicitation Packages, including its transmission to the Beneficial Holders of the COLA Note Claims. Adequate and sufficient notice of the Confirmation Hearing, the Plan and the requirements, deadlines and other matters described in the Disclosure Statement and the Disclosure Statement Approval Order has been provided to creditors and other parties in interest, and such notice complies with the Disclosure Statement Approval Order and the Bankruptcy Rules. No other notice is required or necessary.


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

E.      Acceptance of the Plan and Objections

     1. As certified by Logan, the Debtors' balloting agent, in the Declaration of Kathleen M. Logan Certifying the Methodology for the Tabulation of Votes on, and the Results of Voting with Respect to, the Second Amended Joint Plan of Reorganization of Amfac Hawaii, LLC, Certain of Its Subsidiaries and FHT Corporation Under Chapter 11 of the Bankruptcy Code, Classes 2, 4, 5, 6, 8, 3A and 5A voted to accept the Plan pursuant to Section 1126 of the Bankruptcy Code. In computing the vote, Logan complied with the rules and procedures set forth in the Disclosure Statement Approval Order.

     2. Classes 1, 3, 5.1, 7, 1A, 2A and 4A are not impaired under the Plan and each such Class and each holder of a Claim in such Class is therefore deemed pursuant to Section 1126(f) of the Bankruptcy Code to have accepted the Plan.

     3. No objections were filed to the Plan. SVO Pacific, Inc. ("SVO") filed a limited response to the Plan, and the statements made in such limited response are adequately addressed by this Order. In addition, any potential objections of the Employees' Retirement System of the State of Hawaii (the "ERS") to the Plan as confirmed at this time are adequately addressed by a stipulation between the ERS and the Debtors previously approved by order of the Court dated July 24, 2002 (the "Stipulation") and the incorporation of such Stipulation into this Order.

F.      Compliance  with Requirements of Section 1129 of the Bankruptcy Code

     1. Section 1129(a)(1) -- Plan Complies With the Bankruptcy Code

     The Plan complies with the provisions of the Bankruptcy Code thereby satisfying Section 1129(a)(1) of the Bankruptcy Code.

        a.      Proper Classification

     Article III of the Plan designates specific classes of Claims and Interests (other than Administrative Claims and Priority Tax Claims, which are not required to be classified) and thus the Plan satisfies the requirements of
Section 1123(a)(1) of the Bankruptcy Code. Each Class under the Plan contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class and, therefore, the Plan satisfies Section 1122(a) of the Bankruptcy Code. The Plan, Article V.I, provides for the substantive consolidation of the AHI Debtors for purposes of voting and distribution for the Claims included in Classes 2, 4, 5 and 5.1 and provides the same treatment to such Claims regardless of whether such Claims are against a single AHI Debtor or multiple AHI Debtors. Such classification and treatment is appropriate under the facts and circumstances of the Plan and these Chapter 11 Cases because, among other things, the AHI Debtors (with immaterial exceptions) are jointly and severally liable for the entirety of the Northbrook Senior Claims and the COLA Note Claims.

        b.      Treatment and Impairment.

     Article III of the Plan specifies all Claims and Interests that are not impaired (thus satisfying Section 1123(a)(2) of the Bankruptcy Code) and specifies the treatment of all Claims and Interests that are impaired by the Plan (thus satisfying Section 1123(a)(3) of the Bankruptcy Code). Article III of the Plan provides the same treatment for each Claim or Interest within a particular Class, and thus the Plan satisfies Section 1123(a)(4) of the Bankruptcy Code.


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

        c.      Means for Implementation of the Plan

     The Plan provides adequate means for its implementation, as is set forth in
Article V of the Plan, thereby satisfying Section 1123(a)(5) of the Bankruptcy Code.

        d.      Non-Voting Equity Securities

     Article V.H of the Plan provides for the inclusion in the certificates of incorporation or other organizational documents of the Reorganized Debtors of a provision prohibiting the issuance of non-voting equity securities, thereby satisfying Section 1123(a)(6) of the Bankruptcy Code.

        2.      Section 1129(a)(2)--Debtors'Compliance With the Bankruptcy Code

     The Debtors, as proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code, including, without limitation, Sections 1125 and 1126 and Bankruptcy Rules 3017 and 3018. As determined in the Disclosure Statement Approval Order, the Debtors have provided creditors and other parties in interest with adequate information within the meaning of Section 1125(a) of the Bankruptcy Code. In addition, the solicitation of acceptances of the Plan by the Debtors and their agents was in compliance with the procedures set forth in the Disclosure Statement Approval Order and other applicable law and undertaken by them only after the transmission of the Solicitation Packages to holders of Claims and Interests. The Disclosure Statement and the procedures by which the ballots for acceptance or rejection of the Plan were solicited and tabulated were fair and were undertaken in good faith. The Debtors, the Reorganized Debtors, the Indenture Trustee, the Northbrook Senior Creditors, and their respective directors, officers, employees, predecessors, successors, members, attorneys, accountants, representatives and agents, acting in such capacity, as applicable, have acted in "good faith," within the meaning of section 1125(e) of the Bankruptcy Code. Therefore, the Debtors' as the Plan's proponents, have satisfied Section 1129(a)(2) of the Bankruptcy Code.

        3.      Section 1129(a)(3)-- Plan Proposed in Good Faith

     The purpose of the Plan is to effect an overall restructuring of the Debtors' assets and liabilities so that the Debtors can emerge from chapter 11 as viable and financially healthy companies, which restructuring is to be accomplished principally by converting substantially all of the Debtors' liabilities into new equity ownership and by implementing the Merger Agreements to obtain additional liquidity for the Debtors. The Plan thus has been proposed in good faith and not by any means forbidden by law and, therefore satisfies
Section  1129(a)(3) of the Bankruptcy Code.

        4.      Section 1129(a)(4)-- Payment of Costs and Expenses

     The fees and expenses payable to Logan and King for their services as the Debtors' balloting and solicitation agents are set by the parties' contracts, and those contracts have previously been approved by the Court. The expenses incurred by the Debtors in the printing, mailing and transmission of the Solicitation Packages were incurred in the ordinary course of business and on arms' length terms. The fees the Reorganized Debtors will pay to the initial Class A Representative for its services following confirmation of the Plan have been negotiated at arms' length and are determined on a reasonable basis. Payment by the Debtors of the fees and expenses of the Debtors' professionals retained in the Chapter 11 Cases remains subject to the approval of the Court; and the fees and expenses to be paid to the Indenture Trustee, as provided in the Plan, will, if subject to any dispute, be determined by the Court. Therefore, the Court finds that all payments made or to be made by the Debtors for services or for costs and expenses incurred in, or in connection with, the Chapter 11 Cases or in connection with the Plan and incident to the Chapter 11 Cases have been disclosed and are reasonable or are subject to the approval of the Court. Accordingly, the Plan satisfies the requirements of Section 1129(a)(4) of the Bankruptcy Code.

        5. Section 1129(a)(5)-- Disclosure as to Officers, Directors and Insiders

     The proponents of the Plan have disclosed in the Disclosure Statement or in other submissions filed with the Court the identity of and other required information with respect to all individuals, including insiders, proposed to serve after confirmation of the Plan as a director, manager or officer of the Reorganized Debtors, including the nature of the compensation of any insider that will be employed by the Reorganized Debtors. The appointment or continuation of such individuals as directors, officers or managers of the Reorganized Debtors is consistent with the interests of holders of Claims and Interests and with public policy. Therefore, the Plan satisfies Section 1129(a)(5) of the Bankruptcy Code.

        6.      Section 1129(a)(6)-- Approval of Rate Changes

     The Debtors' current businesses do not involve the establishment of rates over which any regulatory commission has or will have jurisdiction after Confirmation.

        7.      Section 1129(a)(7)-- Best Interests of Creditors

     With respect to each impaired Class of Claims or Interests, each holder of a Claim or Interest in such Class has accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date. Therefore, the Plan satisfies Section 1129(a)(7) of the Bankruptcy Code.

        8.      Section 1129(a)(8)--  Plan  Acceptance

     As set forth below, the Plan has been accepted by all Classes of Claims or Interests that are impaired under the Plan, consisting of Classes 2, 4, 5, 6, 8, 3A and 5A. The Claims or Interests in all other Classes are not impaired by the Plan and, therefore, are deemed to have accepted the Plan. As a result, the Plan complies with Section 1129(a)(8) of the Bankruptcy Code.

        9.      Section 1129(a)(9)-- Treatment of Claims Entitled to Priority

     The Plan provides that Administrative Claims (Section 507(a)(1)), Non-Tax Priority Claims (Sections 507(a)(2) through 507(a)(7)) and Priority Tax Claims (Section 507(a)(8)) shall be paid in full in cash or otherwise left unimpaired by the Plan, unless the holder of such Claim agrees to a different treatment. Therefore, the Plan satisfies Section 1129(a)(9) of the Bankruptcy Code.

        10.     Section 1129(a)(10)-- Acceptance by at Least One Impaired Class

     Claims in Class 4 (the COLA Note Claims) are impaired under the Plan and, as established by the balloting results as certified by Logan, that Class has


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

overwhelmingly accepted the Plan both by number and dollar amount of claims that have voted on the Plan, without including the vote of any insiders in such Class. Therefore, the Plan satisfies Section 1129(a)(10) of the Bankruptcy Code.

        11.     Section 1129(a)(11)-- Feasibility

     The Debtors have demonstrated that after consummation of the Plan they will have sufficient capital and liquidity to operate their business and satisfy their obligations for at least the multi-year period covered by their projections. Accordingly, confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. Therefore, the Plan satisfies Section 1129(a)(11) of the Bankruptcy Code.

        12.     Section 1129(a)(12) -- Payment of Fees

     The Debtors have paid or, pursuant to Article XII.B of the Plan, shall pay on or prior to the Effective Date all fees payable under 28 U.S.C. ss. 1930 and, therefore, the Plan satisfies Section 1129(a)(12) of the Bankruptcy Code.

        13.     Section 1129(a)(13)-- Retiree Benefits

     Article VI.E of the Plan provides for the continuation after the Effective Date of the Debtors' obligation for retiree benefits, as that term is defined in
Section 1114 of the Bankruptcy Code, for the duration of the periods that the Debtors have obligated themselves to provide such benefits. Therefore, the Plan complies with Section 1129(a)(13) of the Bankruptcy Code.

        14. Section 1129(d) -- Purpose of the Plan

         The primary purpose of the Plan is not avoidance of taxes or avoidance of the requirements of Section 5 of the Securities Act, and there has been no objection to confirmation filed by any governmental unit asserting such intended avoidance.

                                   ORDER

        NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED:

A.      Confirmation of the Plan

     The Plan shall be and hereby is confirmed pursuant to Section 1129 of the Bankruptcy Code. A copy of the Plan as so confirmed, including certain non-substantive corrections and clarifications as noted therein, is attached hereto as Exhibit A. Each and every provision of the Plan is incorporated by reference into, and is made an integral part of, this Confirmation Order. All objections to the Plan that have not been withdrawn or resolved by separate order of the Court are expressly overruled.

B.      Approval of Plan Documents

     The Plan Documents, including, without limitation, the Northbrook Merger Agreement, the Kaanapali Merger Agreement and the Kaanapali Land Company Agreement, and any other agreements, notes, instruments or other documents to be executed and delivered in connection with the Plan (together with the Plan Documents, collectively the "Plan Related Documents") are hereby approved in their entirety.


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

C.      Effects of Confirmation

     1. Binding Effect; Vesting of Assets

     In accordance with Section 1141 of the Bankruptcy Code, and subject to the occurrence of the Effective Date, the Plan shall be, and hereby is, binding upon the Debtors, the Reorganized Debtors, any Entity entitled to acquire or receive property or a distribution under the Plan, any party to an executory contract or unexpired lease with any of the Debtors, any Creditor of the Debtors and any holder of a Claim against or Interest in the Debtors, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder has accepted or rejected the Plan or will or will not receive a distribution under the Plan. Except as otherwise provided in the Plan, as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Plan, shall vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances and interests.

     2. Executory Contracts and Unexpired Leases

     All executory contracts and unexpired leases of the Debtors (except those (a) that have been assumed by prior order of the Court, (b) that are the subject of a motion to assume pending as of the Effective Date, (c) that have been identified for assumption on the list (the "Assumption List") filed by the Debtors with the Court in accordance with Article VI.A of the Plan, (d) that are otherwise expressly assumed pursuant to specific provisions of the Plan or (e) that are the subject of an agreement between a Debtor and the non-debtor party pursuant to which such parties have agreed to extend the time for the Debtor's assumption or rejection of the contract or lease) shall be and hereby are rejected, effective upon and subject to the Effective Date, in accordance with
Section 365 and 1123 of the Bankruptcy Code and Article VI of the Plan. All executory contracts and unexpired leases (x) included on the Assumption List and
(y) that are expressly assumed pursuant to specific provisions of the Plan shall be and hereby are assumed, effective upon and subject to the Effective Date, in accordance with Sections 365 and 1123 of the Bankruptcy Code and Article VI of the Plan. The Debtors' obligations to cure defaults under contracts and leases included on the Assumption List are hereby established as the amount set forth in the Assumption List, unless an objection to the amount shown in the Assumption List for a particular contract or lease was timely filed by the non-debtor party to such contract or lease in accordance with the notice procedures previously approved by the Court. If such an objection has been filed, the cure amount shall be established by separate order of the Court.

     3. Injunctions and Stays

     All injunctions and stays pursuant to Sections 105 and 362 of the Bankruptcy Code shall remain in full force and effect until the Effective Date of the Plan, except that nothing herein shall bar the taking of any actions as are necessary to effectuate the transactions specifically contemplated by the Plan, the Plan Related Documents or this Confirmation Order prior to the Effective Date. Subsequent to the Effective Date, all such injunctions and stays shall cease and be of no further force or effect, without further order of the Court.


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

D.      Matters Relating to Implementation of the Plan

     1. Implementation

     Prior to the occurrence of the Effective Date, the Debtors (and following the Effective Date, the Reorganized Debtors) and their directors, officers and representatives are authorized and empowered to take all actions necessary or appropriate to consummate the transactions contemplated by the Plan and the Plan Related Documents, which include, without limitation, the transactions and other actions set forth in Article V of the Plan. The president and any other authorized officer of the Reorganized Debtors (or the Debtors) is authorized and empowered, without the necessity of any further order, to enter into and deliver the Plan Documents (in substantially the form hereby approved, subject to such amendments as may be agreed to by the parties thereto, provided such amendments are consistent with the Plan) and any other Plan Related Documents. Without limiting the generality of the foregoing, after entry of this Order and prior to the Effective Date, FHT is authorized and empowered to consummate the Northbrook Merger and the transactions contemplated by the Northbrook Merger Agreement. Notwithstanding anything to the contrary contained in the Plan or this Order, the Debtors shall not be required, upon the satisfaction of the conditions set forth in Article IX of the Plan, to implement or consummate the Plan or to cause the Effective Date of the Plan to occur if the Debtors are not satisfied, in their sole discretion, with the allowed amount of the ERS Claims (as defined in the Stipulation) and the treatment of the ERS Claims under the Plan, in each case as established by Final Order of the Bankruptcy Court; provided, however, the Debtors may, after consultation with the Indenture Trustee, waive this requirement and proceed to implement and consummate the Plan and to cause the Effective Date of the Plan to occur before the ERS Claims are so resolved by a Final Order.

     2. Operations of the Reorganized Debtors

     On and after the Effective Date, the Reorganized Debtors may operate their businesses, may use, acquire, sell and dispose of property, compromise or settle Claims or Interests and enter into agreements and transactions (whether or not any of the same are in the ordinary course of business) without the supervision or approval of the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions, if any, expressly imposed by the Plan. All fees and expenses of the Debtors' Professionals incurred after the Effective Date, whether or not relating to the Plan or its implementation, may be paid by the Reorganized Debtors without application to or approval of the Court. Prior to the Effective Date, the Debtors shall remain subject to the jurisdiction and supervision of this Court to the same extent as existed prior to the Confirmation Date.

     3. Certain Actions

     All matters provided for in the Plan and the Plan Related Documents involving the legal structure of the Debtors or the Reorganized Debtors, the selection of directors or officers and any other corporate actions required by the Debtors or the Reorganized Debtors in connection with the Plan shall be, and hereby are, deemed to have occurred and be effective as provided in the Plan, and shall be, and hereby are, authorized and approved in all respects.

     4. Class A Representative

     The selection of American Express Tax and Business Services, Inc. as the Class A Representative is approved.



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

     5. Exemption From Securities Laws

     The offer, issuance, transfer or exchange of any security under the Plan or the Plan Related Documents, including, without limitation, the Class A Shares and the Class B Shares, or the making or delivery of an offering memorandum or other instrument of offer or transfer under the Plan, shall be pursuant to
Section 1145 of the Bankruptcy Code, and shall have the exemptions and other protections of Section 1145 to the fullest extent thereof, including, without limitation, the exemption from Section 5 of the Securities Act or any similar state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer or a security. Pursuant to Section 1125(d) (together with any other applicable provisions) of the Bankruptcy Code, the Debtors' transmittal of the Solicitation Packages, their solicitation of acceptances of the Plan and their issuance and distribution of any securities pursuant to the Plan are not and will not be governed by or subject to any otherwise applicable law, rule or regulation governing the solicitation or acceptance of a plan of reorganization or the offer, issuance, sale or purchase of securities. Accordingly, the Debtors, the Reorganized Debtors and their respective directors, officers, employees, agents and professionals (acting in such capacity) are entitled to the protection of Section 1125(e) of the Bankruptcy Code.

     6. Distributions: Tax Obligations; Indenture Trustee

     The Distribution Record Date is the date of the entry of this Order on the docket of the Bankruptcy Court. No disbursing agent pursuant to the Plan shall have any obligation to recognize the transfer of, or the sale or participation in, any Claim or Interest that occurs after the close of business on the Distribution Record Date and shall be entitled for all purposes herein and in the Plan to recognize and make distributions only to those holders of Allowed Claims and Interests that are holders of such Claims or Interests, or participants therein, as of the close of business on the Distribution Record Date.

     Notwithstanding any other provision of the Plan, each Person or Entity that has received any distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligation imposed by any governmental unit, including income, withholding and tax obligations, on account of such distribution.

     The fees and expenses incurred from and after the Petition Date through the Effective Date by the Indenture Trustee shall be paid pursuant to the terms of the Plan by the Reorganized Debtors and not from amounts otherwise distributed to the holders of the COLA Notes issued under the Indenture.

E.      Exemptions from Taxation

     Pursuant to Section 1146(c) of the Bankruptcy Code: (1) the issuance, transfer, exchange or distribution of any notes or equity securities, including, without limitation, the Class A Shares and Class B Shares; (2) the execution, delivery, recordation or filing of any mortgage, deed of trust or other security interest, or any modification or amendment thereof (including as contemplated by Article V.L of the Plan); (3) the execution, delivery, recordation or filing of any deed, bill of sale, assignment or other instrument of transfer, or any merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution (including as contemplated by Article V.K of the Plan), in each case under, in furtherance of, in connection with, or related to the Plan or Plan Related Documents, shall not be subject to any stamp tax, recording tax, conveyance fee, personal property or intangible tax, real estate transfer tax, sales or use tax, document recording tax, mortgage tax or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall be, and hereby are, directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Without limiting the generality of the foregoing, (i) the assignment of the Northbrook Senior Notes and the COLA Note Claims against the Non-Debtor Subsidiaries to Kaanapali Land as contemplated by Article X.F of the Plan and (ii) the transfer after the Effective Date by any of the Debtors of their real and personal property, either directly or through intermediaries, in furtherance of the Debtors' plan to consolidate ownership of most of the Debtors' real and personal property in Kaanapali Development Corp., including property relating to the Debtors' development plans in and around the Kaanapali area, shall be entitled to the exemptions and other protections set forth in this Paragraph E.

F.      Discharge Injunction and Related Provisions

     1. Discharge of Debtors

     Except as otherwise expressly provided in the Plan, on the Effective Date, pursuant to Sections 524 and 1141 of the Bankruptcy Code, the Debtors shall be discharged and released from, and their liability shall be extinguished completely in respect of, any and all Claims, Debts and Interests that arose or were incurred (or are deemed to have arisen or been incurred) before the Effective Date, and such discharge and release shall be effective with respect to all such Claims, Debts and Interests whether or not a proof of claim was filed or deemed filed under Section 501 of the Bankruptcy Code, whether or not such Claim, Debt or Interest is allowed pursuant to Sections 502 or 503 of the Bankruptcy Code, whether or not the holder of such Claim, Debt or Interest has accepted the Plan and whether or not such Claim, Debt or Interest is known, unknown, fixed, contingent, matured, unmatured, asserted, unasserted, liquidated or unliquidated.

     2. Permanent Injunction

     Except as otherwise provided in the Plan, upon the Effective Date, all Persons and Entities are permanently enjoined from taking any of the following actions against the Estate(s), or their property, or against any of the Debtors, the Reorganized Debtors (or their successors) or their property, on account of or in any way relating to any Claims, Debts or Interests that are discharged and released pursuant to the Plan, Sections 524 or 1141 of the Bankruptcy Code or this Order: (1) commencing or continuing, in any manner or in any place, any action or other proceeding; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (3) creating, perfecting or enforcing any lien or encumbrance; (4) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (5) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained in this Confirmation Order shall preclude such Persons or Entity from exercising rights pursuant to the terms of the Plan and the Plan Related Documents.

     3. Injunction in Support of Release by the Debtors.

     The releases and injunctions contained in Article X.B of the Plan are approved in all respects, are incorporated herein in their entirety and shall be immediately effective on the Effective Date. Without limiting the generality of the foregoing, pursuant to Article X.B of the Plan, (i) the Indenture Trustee,
(ii) the holders of the Northbrook Senior Claims, Pacific Holdings and Affiliates of the foregoing that have provided management services to any of the Debtors or assessed charges to pay for overhead or other out-of-pocket costs in connection with the operations of the Debtors and (iii) the respective officers, directors, shareholders, members, managers, employees, agents and representatives of the foregoing, in such capacity, are released by the Debtors, the Reorganized Debtors and their respective Estates from any and all Claims and other matters (as more particularly described in Article X.B of the Plan) that the Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date. Pursuant to this Order, upon the Effective Date, all Persons and Entities are permanently enjoined from commencing or continuing, in any manner or in any place, any cause of action or other proceeding, or taking any other action, on account of the Claims and other matters that are so released by the Plan.

G.      Bar Date for  Rejection  Damage  Claims  and  Related Procedures

     The bar date for filing claims against the Debtors arising out of the Debtors' rejection of an executory contract or unexpired lease pursuant to the Plan is hereby established as the date which is 30 days from the date on which the Reorganized Debtors mail written notice to the nondebtor parties to executory contracts or unexpired leases of such bar date and the procedures for such parties to file and serve a proof of claim for any Claims that may arise from such rejection (the "Rejection Bar Date Notice"). The Rejection Bar Date Notice shall be in substantially the form attached hereto as Exhibit B and shall be mailed to such parties no later than 20 days after the Effective Date.

H.      Fee Applications

     Notwithstanding anything to the contrary set forth in a previous order of the Court, Professionals or other Persons requesting compensation or reimbursement of expenses pursuant to Sections 330 or 331 or other provisions of the Bankruptcy Code for services rendered prior to the Effective Date shall file with the Court and serve on the Reorganized Debtors an application for final allowance of compensation and reimbursement of expenses no later than 60 days after the Effective Date and shall not file any interim fee applications pursuant to Section 331 of the Bankruptcy Code. This requirement for filing an application for final allowance shall not apply to Professionals or other Persons employed as ordinary course professionals pursuant to prior orders of the Court. The Court will conduct a hearing on all applications for final allowance on _____________________________, 2002, at ____________. Objections to
an application for final allowance must be filed with the Court and served on the Reorganized Debtors and the affected applicants not later than 21 days prior to the hearing.

I.      Notice of Entry of Confirmation Order

     Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors are directed to mail a notice of the entry of this Order and of the occurrence of the Effective Date, substantially in the form of Exhibit C hereto, to all holders of Claims and Interests to whom the notice of the Confirmation Hearing was mailed and to the United States Trustee not later than 20 days after the Effective Date.

J.      Substantive Consolidation

     The limited  substantive  consolidation  of the AHI Debtors as contained in
Article V.I of the Plan is approved, subject to the occurrence of the Effective Date.

K.      SVO Pacific,  Inc. and The Employees' Retirement System of the State of
        Hawaii

     Pursuant to the Court's previous order with respect to SVO (1) the time within which the Debtors must file a motion or provide notice of their intent to assume or reject any executory contract or unexpired lease (a "Contract") with SVO is extended through and including August 30, 2002; (2) the above-referenced extension in favor of SVO is without prejudice to the parties' right to assert that any such Contract is not an executory contract or unexpired lease under the Bankruptcy Code; and (3) the time within which SVO may file a proof of claim against any of the Debtors is extended until the later of (a) thirty days after service of an order of the Court approving the rejection of a Contract to which any Debtor and SVO are parties or thirty days after service of notice of such rejection, if such rejection occurs by expiration of a time fixed by the Court pursuant to an order confirming the Plan, or any other final order and (b) September 15, 2002 at 5:00 p.m. (Eastern time).

     The Stipulation with the ERS (a) is incorporated into this Order; (b) shall be deemed an amendment or modification to the Plan made pursuant to 11 U.S.C. ss. 1127(a); and (c) upon the Effective Date, shall have such further binding effect as the Plan shall have on the Debtors, all creditors and interest holders of the Debtors, other parties in interest and those parties listed in 11 U.S.C. ss. 1141(a).

L.      Order Immediately Effective

     Pursuant to Bankruptcy Rule 3020, this Order shall not be automatically stayed and shall be effective and enforceable immediately.

Dated:   July 29, 2002          Bruce W. Black

                                --------------------------------------------
                                UNITED STATES BANKRUPTCY JUDGE

                                                                 Exhibit A


                   IN THE UNITED STATES BANKRUPTCY COURT
                   FOR THE NORTHERN DISTRICT OF ILLINOIS
                              EASTERN DIVISION


In re:                                             : Chapter 11

AMFAC HAWAII, LLC, et al.,<F1>                     : Jointly Administered
                   -- --
                                                   : Case No. 02-07637
                  Debtors.
                                                   : Honorable Bruce W. Black


            SECOND AMENDED JOINT PLAN OF REORGANIZATION OF AMFAC
                HAWAII, LLC, CERTAIN OF ITS SUBSIDIARIES AND
          FHT CORPORATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE



Brad B. Erens                                  David S. Curry
Ann Marie Bredin                               Richard G. Ziegler
JONES, DAY, REAVIS & POGUE                     MAYER, BROWN, ROWE & MAW
77 West Wacker Drive                           190 South LaSalle Street
Chicago, Illinois 60601                        Chicago, Illinois 60603
(312) 782-3939                                 (312) 782-0600

                                               SPECIAL COUNSEL FOR FHT
Richard M. Cieri                               CORPORATION
JONES, DAY, REAVIS & POGUE
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION

Dated:   June 11, 2002


-------------------
   <F1>   The Debtors are the following 10 entities: Amfac Hawaii, LLC,
Amfac Holdings Corp., Amfac Land Company, Limited, FHT Corporation, Kaanapali Development Corp., Kaanapali Estate Coffee, Inc., KDCW, Inc., Pioneer Mill Company, Limited, The Lihue Plantation Company, Limited and Waikele Golf Club, Inc.

                             TABLE OF CONTENTS

                                                                         PAGE

ARTICLE I       DEFINED TERMS, RULES OF INTERPRETATION,
                COMPUTATION OF TIME AND GOVERNING LAW......................1

    A.       RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING
             LAW...........................................................1

    B.       DEFINED TERMS.................................................1

ARTICLE II      TREATMENT OF UNCLASSIFIED CLAIMS..........................10

    A.       SUMMARY......................................................10

    B.       ADMINISTRATIVE EXPENSE CLAIMS................................10

    C.       PRIORITY TAX CLAIMS..........................................11

ARTICLE III     CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND
                INTERESTS.................................................11

    A.       SUMMARY......................................................11

    B.       CLASSIFICATION AND TREATMENT OF CLAIMS AGAINST AND
             INTERESTS IN THE AHI DEBTORS.................................12

    C.       CLASSIFICATION AND TREATMENT OF CLAIMS AGAINST AND
             INTERESTS IN FHTC............................................17

    D.       SPECIAL PROVISION GOVERNING UNIMPAIRED CLAIMS................19

ARTICLE IV      NON-CONSENSUAL CONFIRMATION...............................19

ARTICLE V       MEANS FOR IMPLEMENTATION OF THE PLAN......................20

    A.       CONTINUED CORPORATE EXISTENCE................................20

    B.       CONSUMMATION OF THE NORTHBROOK MERGER........................20

    C.       VESTING OF ASSETS............................................20

    D.       CANCELLATION OF INSTRUMENTS AND SECURITIES...................21

    E.       ISSUANCE OF NEW SECURITIES; EXECUTION OF RELATED DOCUMENTS...21

    F.       CONSUMMATION OF THE KAANAPALI LAND MERGER....................21

    G.       KAANAPALI LAND COMPANY AGREEMENT.............................22

    H.       CORPORATE GOVERNANCE, MANAGEMENT AND CORPORATE ACTION........23

    I.       SUBSTANTIVE CONSOLIDATION FOR PURPOSES OF TREATING IMPAIRED
             CLAIMS.......................................................24

    J.       SOURCES OF CASH FOR PLAN DISTRIBUTIONS.......................25

    K.       AFI DISTRIBUTION; OTHER CORPORATE RESTRUCTURINGS.............25

    L.       ISSUANCE OF SECURED NOTE.....................................25

ARTICLE VI      TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.....26

    A.       ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......26

    B.       CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR
             UNEXPIRED LEASES.............................................26

    C.       CURE OF DEFAULTS FOR ASSUMED EXECUTORY CONTRACTS AND
             UNEXPIRED LEASES.............................................26

    D.       INDEMNIFICATION OF DIRECTORS, OFFICERS, MANAGERS
             AND EMPLOYEES................................................27

    E.       COMPENSATION AND BENEFIT PROGRAMS............................27

ARTICLE VII     PROVISIONS GOVERNING DISTRIBUTIONS........................27

    A.       TIMING OF DISTRIBUTIONS......................................27

    B.       METHODS OF DISTRIBUTION......................................28

    C.       UNDELIVERABLE AND UNCLAIMED DISTRIBUTIONS....................30

    D.       COMPLIANCE WITH TAX REQUIREMENTS.............................31

    E.       COMPENSATION AND REIMBURSEMENT FOR SERVICES RELATED TO
             DISTRIBUTIONS................................................31

    F.       SETOFFS......................................................31

ARTICLE VIII    PROCEDURES FOR RESOLVING DISPUTED CLAIMS..................32

    A.       PROSECUTION OF OBJECTIONS TO CLAIMS AND INTERESTS............32

    B.       PAYMENTS AND DISTRIBUTIONS ON DISPUTED CLAIMS................32

    C.       DISPUTED CLAIMS RESERVE......................................32

    D.       DISTRIBUTIONS AFTER ALLOWANCE................................32

ARTICLE IX      CONFIRMATION AND CONSUMMATION OF THE PLAN.................33

    A.       CONDITIONS PRECEDENT TO CONSUMMATION.........................33

    B.       WAIVER OF CONDITIONS.........................................33

    C.       EFFECT OF VACATION OF CONFIRMATION ORDER.....................33

ARTICLE X       RELEASE, INJUNCTION AND RELATED PROVISIONS................34

    A.       SUBORDINATION................................................34

    B.       RELEASES.....................................................34

    C.       PRESERVATION OF RIGHTS OF ACTION.............................35

    D.       EXCULPATION..................................................36

    E.       INJUNCTION...................................................36

    F.       RESERVATION OF CLAIMS AGAINST NON-DEBTOR SUBSIDIARIES
             AND ASSIGNMENT OF RIGHTS.....................................36

ARTICLE XI      RETENTION OF JURISDICTION.................................37

ARTICLE XII     MISCELLANEOUS PROVISIONS..................................38

    A.       DISSOLUTION OF COMMITTEE.....................................38

    B.       PAYMENT OF STATUTORY FEES....................................38

    C.       DISCHARGE OF DEBTORS.........................................38

    D.       MODIFICATION OF PLAN.........................................39

    E.       REVOCATION OF PLAN...........................................39

    F.       SUCCESSORS AND ASSIGNS.......................................39

    G.       RESERVATION OF RIGHTS........................................39

    H.       SECTION 1146 EXEMPTION.......................................40

    I.       FURTHER ASSURANCES...........................................40

    J.       CORPORATE ACTION.............................................40

    K.       BAR DATES FOR ADMINISTRATIVE CLAIMS..........................40

    L.       INTERPRETATION OF PLAN PROVISIONS............................40

    M.       SERVICE OF DOCUMENTS.........................................41

    N.       SECTION 1145 EXEMPTION.......................................42

    O.       PLAN DOCUMENTS...............................................42

--------------------------------------------------------------------------------

                SECOND AMENDED JOINT PLAN OF REORGANIZATION
          OF AMFAC HAWAII, LLC, CERTAIN OF ITS SUBSIDIARIES AND FHT
             CORPORATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
--------------------------------------------------------------------------------


         Pursuant to title 11 of the United States Code, 11 U.S.C.ss.ss.101 et seq., Amfac Hawaii, LLC, KDCW, Inc., Amfac Holdings Corp., Kaanapali Development Corp., Waikele Golf Club, Inc., Amfac Land Company, Limited, Pioneer Mill Company, Limited, The Lihue Plantation Company, Limited, Kaanapali Estate Coffee, Inc. and FHT Corporation, each a debtor and debtor in possession, propose the following Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code:

                               ARTICLE I

                  DEFINED TERMS, RULES OF INTERPRETATION,
                   COMPUTATION OF TIME AND GOVERNING LAW

A.       RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW

        1. For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference in the Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented;
(c) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (f) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (g) any term used in capitalized form in the Plan that is not defined herein but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

        2. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

        3. The rights and obligations arising under the Plan shall be interpreted, governed by, and construed and enforced in accordance with the laws of the State of Illinois, without regard to the conflict of law principles thereof, the Bankruptcy Code and the Bankruptcy Rules.

B.       DEFINED TERMS

         Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in the Plan:

        1. "Administrative Expense Claim" means a Claim to the extent that it is entitled to priority under section 507(a)(1) of the Bankruptcy Code.

        2. "Affiliate" means an "affiliate" as defined in section 101(2) of the Bankruptcy Code.

        3.  "AFI" means AF Investors, LLC, a Delaware limited liability company.

        4. "AFI Claims" means all Claims held by AFI against FHTC in the approximate amount of $203 million, whether evidenced by promissory note, intercompany account or otherwise.

        5. "AFI COLA Note Claims" means the COLA Note Claims held by AFI as of the Petition Date.

        6. "AFI Distribution" has the meaning ascribed thereto in Article V.K. of the Plan.

        7. "AFLP" means Amfac Finance Limited Partnership, an Illinois limited partnership.

        8.  "AHI" means Amfac Hawaii, LLC, a Hawaiian limited liability company.

        9. "AHI Debtors" means, collectively, AHI, KDCW, Inc., Amfac Holdings Corp., Kaanapali Development Corp., Waikele Golf Club, Inc., Amfac Land Company, Limited, Pioneer Mill Company, Limited, Kaanapali Estate Coffee, Inc. and The Lihue Plantation Company, Limited, each, an "AHI Debtor."

        10. "AHI Interests" means the Interests of Northbrook in AHI.

        11. "AHI Subsidiaries" means the AHI Debtors, excluding AHI.

        12. "Allowed" means, with respect to any Claim: (a) a Claim that has been listed by the Debtors in their Schedules as other than disputed, contingent or unliquidated and as to which the Debtors or other parties in interest have not Filed an objection by the Effective Date; (b) a Claim that has been timely Filed on or before any applicable bar date set by the Bankruptcy Court and either is not a Disputed Claim or has been allowed by Final Order; (c) a Claim that is allowed: (i) in any stipulation of amount and nature of Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any stipulation with the Debtors of amount and nature of Claim executed or agreed to by the Debtors or Reorganized Debtors on or after the Confirmation Date; or (iii) in any contract, instrument, indenture or other agreement entered into or assumed in connection with the Plan; (d) a Claim that has been Filed by the bar date or has otherwise been deemed timely Filed under applicable law relating to a rejected executory contract or unexpired lease that either (i) is not a Disputed Claim or (ii) has been allowed by a Final Order; or (e) any Claim that is allowed pursuant to the terms of the Plan. The term "Allowed," when used to modify a reference in the Plan to any Claim or Class of Claims, means a Claim (or any Claim in any such Class) that is so allowed.

        13. "Allowed" means, with respect to any Interest, an Interest that is listed in the respective transfer books and records for the Debtors as of the applicable record date. The term "Allowed," when used to modify a reference in the Plan to any Interest or Class of Interests, means an Interest (or any Interest in any such Class) that is so allowed.

        14. "Avoidance Action" means any avoidance or recovery action under sections 510, 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy
Code.

          15. "Ballots" means the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims or Impaired Interests shall indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

        16. "Bankruptcy Code" means title 11 of the United States Code, as now in effect or hereafter amended.

          17. "Bankruptcy Court" means the United States District Court for the Northern District of Illinois with jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code and/or the General Order of such District Court pursuant to section 151 of title 28 of the United States Code, the bankruptcy unit of such District Court.

        18. "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

        19. "Beneficial Holder" means the Person or Entity holding the beneficial interest in a Claim or Interest.

        20. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

        21. "Cash" means cash and cash equivalents.

        22. "Causes of Action" means all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments.

        23. "Chapter 11 Cases" means the cases under chapter 11 of the Bankruptcy Code, commenced by the Debtors in the Bankruptcy Court.

        24. "Claim" means a "claim" as defined in section 101(5) of the Bankruptcy Code, as supplemented by section 102(2) of the Bankruptcy Code, against one or more of the Debtors or the Property of one or more of the Debtors.

        25.  "Claim Holder" or "Claimant" means the Holder of a Claim.

        26. "Class" means a category of Holders of Claims or Interests as set forth in Article III of the Plan.

        27. "Class A Representative" means the entity appointed pursuant to the Kaanapali Land Company Agreement to act as the representative of the Class A Shares. The initial Class A Representative shall be Bank One Trust Company, N.A. or another institution reasonably acceptable to Kaanapali Land and the Indenture Trustee.

        28. "Class A Shares" means the Class A shares of FHTC, as survivor of the Northbrook Merger, and as converted into Class A shares of Kaanapali Land in the Kaanapali Land Merger, to be issued under the Merger Agreements and the Plan to the COLA Holders other than the Holder of the AFI COLA Note Claims.

        29. "Class B Shares" means the Class B shares of FHTC, as survivor of the Northbrook Merger, and as converted into Class B shares of Kaanapali Land in the Kaanapali Land Merger, to be issued under the Merger Agreements and the Plan to Pacific Holdings, the Holders of the Northbrook Senior Claims and AFI as a COLA Holder.

        30. "COLA Holder" means a Creditor with a Claim against the AHI Debtors based upon ownership of one or more COLA Notes.

        31. "COLA Indenture" means the Indenture, dated as of March 14, 1989, as it may have been amended or modified from time to time, pursuant to which AHI issued, and the Guarantors guaranteed, the COLA Notes.

        32. "COLA Note Claim" means a Claim of a COLA Holder based on a COLA
Note.

        33. "COLA Notes" means Certificate of Land Appreciation Notes due 2008, Class A and Class B, issued by AHI pursuant the COLA Indenture.

        34. "COLA Shares" means the total number of Kaanapali Land Shares issued to COLA Holders pursuant to the Plan, as set forth in Article III.B.4. hereof.

        35. "Committee" means a statutory official committee (or committees, if more than one) appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, if any.

        36. "Compensation and Benefit Plans" means all employment and severance policies, and all compensation and benefit plans, policies and programs, of the Debtors applicable to their employees, retirees and non-employee directors and the employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death and dismemberment insurance.

        37. "Confirmation" means the entry of the Confirmation Order.

        38. "Confirmation Date" means the date upon which the Confirmation Order is entered by the Bankruptcy Court in its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

        39. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

        40. "Consummation" means the occurrence of the Effective Date.

        41. "Convenience Claims" means an unsecured, nonpriority Claim (other than a COLA Note Claim) as of the Petition Date in the amount of $500 or less; provided, however, that if the Holder of an unsecured, nonpriority Claim (other than a COLA Note Claim) in an amount greater than $500 shall make an election to reduce such Claim to $500, such Claim shall be treated as a Convenience Claim for all purposes. Such election shall be made on the ballot for accepting or rejecting the Plan, completed and returned within the time fixed by order of the Bankruptcy Court.

        42. "Creditor" means any Holder of a Claim.

        43. "Debtors" mean, collectively, the AHI Debtors and FHTC.

        44. "Debtors in Possession" mean the Debtors, as debtors in possession in the Chapter 11 Cases.

        45. "Disbursing Agent" means the Reorganized Debtors, or any Person or Entity that may be designated by the Reorganized Debtors to serve as disbursing agent under the Plan.

        46. "Disclosure Statement" means the Second Amended Disclosure Statement With Respect To Joint Plan Of Reorganization Of Amfac Hawaii, LLC, Certain of Its Subsidiaries and FHT Corporation Under Chapter 11 Of The Bankruptcy Code, as amended, supplemented or modified from time to time and as approved by the Bankruptcy Court.

        47. "Disputed" means, with respect to any Claim or Interest, any Claim or Interest: (a) listed on the Schedules as disputed, contingent or unliquidated; or (b) as to which the Debtors or any other parties in interest have interposed a timely objection or request for estimation, or have sought to subordinate or otherwise limit recovery, in accordance with the Bankruptcy Code and the Bankruptcy Rules, or which is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation, action to limit recovery or dispute has not been withdrawn or determined by a Final Order.

        48. "Disputed Claims Reserve" means the reserve established pursuant to the Plan and maintained for and on account of Disputed Claims in Class 5.

        49. "Distribution Record Date" means the Confirmation Date.

        50. "Effective Date" means the Business Day on which the Plan becomes effective as provided in Article IX of the Plan.

        51. "Entity" means an entity as defined in section 101(15) of the Bankruptcy Code.

        52. "Estates" means the estates of the Debtors created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

        53. "FHTC" means FHT Corporation, an Arizona corporation.

        54. "File" or "Filed" means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

        55. "Final Order" means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari or move for re-argument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for re-argument or rehearing shall than be pending or as to which any right to appeal, petition for certiorari, re-argue or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors or, in the event that an appeal, writ of certiorari or re-argument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, re-argument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for re-argument or rehearing shall have expired.

        56. "General Unsecured Claims" means, collectively, all Unsecured Claims against a Debtor held by any Person or Entity, other than Claims classified in Classes 4, 5.1, 6 or 3A.

        57. "Guarantors" means each of the Entities that guaranteed the COLA Notes and the Northbrook Senior Claims and each, a Guarantor.

        58. "Holder" means a Person or Entity holding an Interest or Claim, and with respect to a vote on the Plan, means the Beneficial Holder as of the Voting Record Date or any authorized signatory that has completed and executed a Ballot or on whose behalf a Ballot has been completed and executed in accordance with the Voting Instructions.

        59. "Impaired Claim" means a Claim classified in an Impaired Class.

        60. "Impaired Class" means each of Classes 2, 4, 5, 6, 8, 3A and 5A as set forth in Article III of the Plan.

        61. "Indenture Trustee" means Bank One Trust Company, N.A., as successor trustee under the COLA Note Indenture.

        62. "Indenture Trustee Fees and Expenses" means the unpaid reasonable fees and expenses, including reasonable fees and expenses of attorneys and financial advisors, incurred by the Indenture Trustee after the Petition Date.

        63. "Insider" means "insider," as defined in section 101(31) of the Bankruptcy Code.

        64. "Intercompany Claims" means the amounts owing for money borrowed or for goods and services rendered as reflected on the books and records of any AHI Debtor as of the Petition Date by any AHI Debtor to another AHI Debtor.

        65. "Interest" means any equity interest in AHI or FHTC or AHI's or any AHI Debtor's equity interest in any AHI Debtor, including, but not limited to, all issued, unissued, authorized or outstanding shares of stock, together with any warrants, options or contract rights to purchase or acquire such interests at any time.

        66. "Kaanapali Land" means Kaanapali Land, LLC, a Delaware limited liability company organized as provided in the Plan, which survives the Kaanapali Land Merger.

        67. "Kaanapali Land Company Agreement" means the agreement among Kaanapali Land, the COLA Holders, Pacific Holdings and AFI, substantially in the form to be Filed with the Bankruptcy Court as a Plan Document.

        68. "Kaanapali Land Merger" means the merger of FHTC with and into Kaanapali Land upon the terms and subject to the conditions set forth in the Kaanapali Land Merger Agreement.

        69. "Kaanapali Land Shares" means the Class A Shares and Class B Shares.

        70. "Kaanapali Merger Agreement" means the Agreement and Plan of
Merger to be entered between FHTC and Kaanapali Land, substantially in the form to be Filed with the Bankruptcy Court as a Plan Document.

        71. "Merger Agreements" means the Kaanapali Land Merger Agreement and the Northbrook Merger Agreement.

        72. "Mergers" means the Kaanapali Land Merger and the Northbrook Merger.

        73. "Nominee" means any broker, dealer, commercial bank, trust company, savings and loan, or other nominee that is the record owner of a Claim or Interest for the benefit of a Beneficial Holder.

        74. "Non-Debtor Subsidiaries" means any direct or indirect subsidiary of AHI that is not an AHI Debtor.

        75. "Northbrook" means Northbrook Corporation, a Delaware corporation.

        76. "Northbrook Merger" means the merger of Northbrook with and into FHTC upon the terms and subject to the conditions set forth in the Northbrook Merger Agreement.

        77. "Northbrook Merger Agreement" means that certain Agreement and Plan of Merger between Northbrook and FHTC (as amended and supplemented from time to time), substantially in the form to be Filed with the Bankruptcy Court as a Plan Document.

        78. "Northbrook Senior Debt Instruments" means any notes, security agreements, mortgages, guaranties, pledge agreements or other documents evidencing the Northbrook Senior Claims.

        79. "Northbrook Senior Claims" means all Secured Claims and Unsecured Claims against the AHI Debtors held by (i) FHTC (approximately $100 million),
(ii) AFI (approximately $57 million) and (iii) Northbrook (approximately $31 million, including indebtedness originally owed to Tobishima Pacific, Inc.) on account of and pursuant to the Northbrook Senior Debt Instruments.

        80. "Northbrook Senior Creditors" means all Holders of Northbrook Senior Claims.

        81. "Old Northbrook Stock" means all of the issued and outstanding common stock of Northbrook, which is owned by Pacific Holdings, as sole shareholder of Northbrook.

        82. "Old Stock Interests" means all equity interests in FHTC.

        83. "Other Claims" means, collectively, all Claims against a Debtor held by any Person or Entity, other than Claims in Classes 2, 4 and 3A.

        84. "Other Secured Claims" means, collectively, all Secured Claims against a Debtor held by any Person or Entity, other than Claims classified in Class 2.

        85. "Pacific Holdings" means Pacific Trail Holdings, LLC, the sole shareholder of Northbrook and Holder of the Old Northbrook Stock.

        86. "Person" means a person as defined in section 101(41) of the Bankruptcy Code.

        87. "Petition Date" means the date on which the Debtors Filed their petitions for relief commencing the Chapter 11 Cases.

        88. "Plan" or "Joint Plan" means this Second Amended Chapter 11 Joint Plan of Reorganization, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Plan, the Merger Agreements, the Bankruptcy Code and the Bankruptcy Rules.

        89. "Plan Document" means the documents and form of documents specified

        90. "Priority Claims" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim or a Priority Tax Claim.

        91. "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

        92. "Professionals" means a Person or Entity (a) employed pursuant to a Final Order in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b) of the Bankruptcy Code.

        93. "Pro Rata" means proportionately so that, with respect to an Allowed Claim and/or Allowed Interest, the ratio of (a)(i) the amount of property distributed on account of a particular Allowed Claim or Allowed Interest to (ii) the amount of the Allowed Claim or Allowed Interest is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims and Allowed Interests of the Class in which the particular Allowed Claim and/or Allowed Interest are/is included to (ii) the amount of all Allowed Claims and/or Allowed Interests in that Class.

        94. "Reorganized Debtors" means the Debtors, including, without limitation, Kaanapali Land, or any successors thereto by merger, consolidation or otherwise, on or after the Effective Date.

        95. "Schedules" means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules and statements may be supplemented or amended from time to time.

        96. "Secured Claim" means (a) a Claim that is secured by a lien on property in which any Estate has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in an Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under this Plan as a Secured Claim.

        97. "Subordination-Related Rights" has the meaning ascribed thereto in
Article X.A of the Plan.

        98. "Subsidiary Stock" means the common stock of, and all equity interests in, any AHI Subsidiary, issued and outstanding immediately prior to the Effective Date.

        99. "Subsidiary Stock Interests" means all equity interests held by AHI in any AHI Subsidiary or by any AHI Subsidiary in any other AHI Subsidiary.

       100. "Unimpaired Claim" means a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

       101. "Unimpaired Class" means a Class that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

       102. "Unsecured Claim" means any Claim against a Debtor that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim or Priority Claim.

       103. "Voting Instructions" means the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "Voting Procedures" and in the Ballots.

       104. "Voting Record Date" means June 5, 2002.

                                ARTICLE II

                      TREATMENT OF UNCLASSIFIED CLAIMS

A.       SUMMARY

         Pursuant to section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims against the Debtors are not classified for purposes of voting on, or receiving distributions under, the Plan. Holders of such Claims are not entitled to vote on the Plan. All such Claims are instead treated separately in accordance with this Article II and in accordance with the requirements set forth in section 1129(a)(9)(A) of the Bankruptcy Code.

B.       ADMINISTRATIVE EXPENSE CLAIMS

         Subject to the provisions of sections 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Expense Claim will be paid the full unpaid amount of such Allowed Administrative Expense Claim in Cash on the later of (i) the Effective Date or (ii) the date such Claim becomes an Allowed Administrative Expense Claim, or upon such other terms as may be agreed upon by such Holder and the Reorganized Debtors or otherwise upon order of the Bankruptcy Court; provided, however, that Allowed Administrative Expense Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors on the Effective Date pursuant to the Plan will be paid or performed by the Reorganized Debtors when due in accordance with the terms and conditions of the particular agreements governing such obligations.

         Promptly upon the Effective Date, the Indenture Trustee Fees and Expenses (net and after application of any funds held by the Indenture Trustee for such purpose) shall be paid by the Reorganized Debtors as Administrative Expense Claims. Distributions received by COLA Holders will not be reduced on account of the Indenture Trustee Fees and Expenses but will remain subject to the charging lien and right of setoff that the Indenture Trustee has under the COLA Indenture until the Indenture Trustee has received cash (and any disputed amounts have been reserved) equal to the Administrative Expense Claim of the Indenture Trustee for the Indenture Trustee Fees and Expenses. Notwithstanding the foregoing, in the event the Debtors dispute the reasonableness or enforceability of any Indenture Trustee Fees and Expenses, such dispute, after payment in full of all undisputed amounts, shall be submitted to the Bankruptcy Court for resolution, and such disputed Indenture Trustee Fees and Expenses will be approved unless found not reasonable within the meaning of the COLA Indenture. The Indenture Trustee's Fees and Expenses will not be subject to any additional standards contained in Section 503(b)(3)(D) of the Bankruptcy Code. Promptly upon determination by the Bankruptcy Court, the Reorganized Debtors shall pay to the Indenture Trustee (i) the disputed portion of the Indenture Trustee Fees and Expenses allowed by the Bankruptcy Court and (ii) the amount necessary to cover the fees and expenses incurred by the Indenture Trustee in defending the objection to its fees and expenses unless the Bankruptcy Court determines that the fees and expenses incurred in such defense were unreasonably incurred.

C.       PRIORITY TAX CLAIMS

         Each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date will be paid the full unpaid amount of such Allowed Priority Tax Claim in Cash on the Effective Date, or upon such other terms as may be agreed upon by such Holder and the Reorganized Debtors or otherwise upon order of the Bankruptcy Court. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof, shall (i) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, (ii) survive the Effective Date and Consummation of the Plan as if the Chapter 11 Cases had not been commenced and (iii) not be discharged pursuant to section 1141 of the Bankruptcy Code. In accordance with section 1124 of the Bankruptcy Code, the Plan leaves unaltered the legal, equitable and contractual rights of each Holder of a Priority Tax Claim.

                                ARTICLE III

      CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

A.       SUMMARY

         This Plan constitutes a plan of reorganization for each Debtor. For administrative convenience, the Plan places the Claims against and Interests in the AHI Debtors into Classes 1 through 8 and the Claims against and Interests in FHTC in Classes 1A through 5A.

         The categories of Claims and Interests listed below classify Claims and Interests for all purposes. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

         The Plan is premised on the substantive consolidation of the AHI Debtors only with respect to the treatment of Class 2, Class 4 and Class 5 Claims, as and to the extent provided in Article V.I. of this Plan. The Plan does not contemplate the substantive consolidation of the Debtors with respect to other Classes of Claims or Interests.

1.       Classification of Claims and Interests:  AHI Debtors

         The classification of Claims and Interests with respect to the AHI Debtors is as follows:

--------------------------------------------------------------------------------
                   CLASS                     STATUS           VOTING RIGHTS
                   -----                     ------           -------------
--------------------------------------------------------------------------------
Class 1 - Priority Claims                   Unimpaired   -  not entitled to vote
--------------------------------------------------------------------------------
Class 2 - Northbrook Senior Claims          Impaired     -  entitled to vote
--------------------------------------------------------------------------------
Class 3 - Other Secured Claims              Unimpaired   -  not entitled to vote
--------------------------------------------------------------------------------
Class 4 - COLA Note Claims                  Impaired     -  entitled to vote
--------------------------------------------------------------------------------
Class 5 - General Unsecured Claims          Impaired     -  entitled to vote
--------------------------------------------------------------------------------
Class 5.1 - Convenience Claims              Unimpaired   -  not entitled to vote
--------------------------------------------------------------------------------
Class 6 - Intercompany Claims               Impaired     -  entitled to vote
--------------------------------------------------------------------------------
Class 7 - Subsidiary Stock Interests        Unimpaired   -  not entitled to vote
--------------------------------------------------------------------------------
Class 8 - AHI Interests                     Impaired     -  not entitled to vote
--------------------------------------------------------------------------------

              2. Classification of Claims and Interests: FHTC

         The classification of Claims and Interests with respect to FHTC is as follows:

--------------------------------------------------------------------------------
        CLASS                                STATUS               VOTING RIGHTS
        -----                                ------               -------------
--------------------------------------------------------------------------------
Class 1A - Priority Claims                  Unimpaired   -  not entitled to vote
--------------------------------------------------------------------------------
Class 2A - Other Secured Claims             Unimpaired   -  not entitled to vote
--------------------------------------------------------------------------------
Class 3A - AFI Claims                       Impaired     -  entitled to vote
--------------------------------------------------------------------------------
Class 4A - General Unsecured Claims         Unimpaired   -  not entitled to vote
--------------------------------------------------------------------------------
Class 5A - Old Stock Interests              Impaired     -  entitled to vote
--------------------------------------------------------------------------------

B.       CLASSIFICATION AND TREATMENT OF CLAIMS AGAINST AND INTERESTS
         IN THE AHI DEBTORS

        1.      Class 1 -- Priority Claims

                A. Classification: Class 1 consists of all Priority Claims against the AHI Debtors.

                B. Treatment: The legal, equitable and contractual rights of the Holders of Class 1 Claims are unaltered by the Plan. Unless the Holder of such Claim, the Debtors or the Reorganized Debtors agree to a different treatment in writing, each Holder of an Allowed
         Class 1 Claim shall receive one of the following alternative treatments, at the election of the Debtors and Kaanapali Land:

                (i) to the extent then due and owing on the Effective Date, such Claim will be paid in full in Cash by the Reorganized Debtors on the Effective Date;

               (ii) to the extent not due and owing on the Effective Date, such Claim will be paid in full in Cash by the Reorganized Debtors when and as such Claim becomes an Allowed Class 1 Claim, or as promptly as practicable thereafter; or

               (iii) such Claim will be otherwise treated in any other manner so that such Claim shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

Any default with respect to any Class 1 Claim that occurred before or after the commencement of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                C. Voting: Class 1 is not impaired, and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

        2.  Class 2 -- Northbrook Senior Claims

                A. Classification: Class 2 consists of all Northbrook Senior Claims.

                B. Treatment: On the Effective Date, the Northbrook Senior Claims shall be deemed to be Allowed Claims, and each Holder of a Class 2 Allowed Claim (i) will receive in full satisfaction and settlement of, and in exchange for, such Allowed Claim its Pro Rata share of 1,270,203 Class B Shares and (ii) shall be entitled to the release from the Debtors provided in Article X.B of this Plan. The portion of the Class B Shares so distributed to FHTC shall, pursuant to
        Article III.C.3 of this Plan, be reallocated to AFI, and the Class
        B Shares so distributed to Northbrook shall be retired and shall no longer be issued and outstanding Class B Shares.

                C. Voting: Class 2 is impaired, and the Holders of Allowed Class 2 Claims are entitled to vote to accept or reject the Plan.

        3.  Class 3 -- Other Secured Claims

                A. Classification: Class 3 consists of all Other Secured Claims against the AHI Debtors.

                B. Treatment: The legal, equitable and contractual rights of the Holders of Class 3 Claims are unaltered by the Plan. Unless the Holder of such Claim, the Debtors or the Reorganized Debtors agree to a different treatment in writing, each Holder of an Allowed
        Class 3 Claim shall receive one of the following alternative treatments, at the election of the Debtors and Kaanapali Land:

                       (i) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be reinstated and the Holder paid in accordance with such legal, equitable and contractual rights; or

                      (ii) such Claim will be otherwise treated in any other manner so that such Claim shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

Any default with respect to any Class 3 Claim that occurred before or after the commencement of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                C. Voting: Class 3 is not impaired, and the Holders of Class 3 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3 are not entitled to vote to accept or reject the Plan.

        4.      Class 4 -- COLA Note Claims

                A.  Classification:  Class 4 consists of all COLA Note Claims.

                B. Treatment: On the Effective Date, the COLA Note Claims shall be deemed Allowed in the aggregate amount of approximately $142,185,345, which includes principal and accrued and unpaid interest through the Petition Date, and each Holder of a COLA Note Claim will receive, at the Holder's election, one of the following alternative treatments in full satisfaction of and in exchange for such Holder's COLA Note Claim:

                        (i) payment in Cash from Kaanapali Land in an amount equal to $35 per Class A or Class B COLA Note owned by such Holder, in full satisfaction of $500 in principal and all accrued and unpaid interest thereon, with such payment to be made as promptly as practicable after the Effective Date; provided, however, in no event shall Kaanapali Land be required to pay more than $5,172,000 in the aggregate (which amount equals approximately 65% of the aggregate amount required to pay 7% to all Holders of COLA Note Claims other than to AFI) to COLA Holders that elect to receive the Cash distribution. If the aggregate of Cash payments to COLA Holders making the Cash election would exceed $5,172,000, each electing COLA Holder (x) shall receive its Pro Rata share of $5,172,000 and (y) on account of the balance of its COLA Note Claim (calculated after giving credit, on a proportional basis, for the portion of the Claim that has been satisfied by the Cash distribution) shall receive Class A Shares on the same basis as provided in clause
                (ii) below; or

                       (ii) if a COLA Holder does not elect and receive the Cash
                treatment set forth in clause (i) above, each COLA Holder shall receive one Class A Share for each $500.00 in principal of COLA Note Claims in full satisfaction of principal and accrued but unpaid interest on each Class A or Class B COLA Note represented thereby. The maximum number of Class A Shares to be issued to COLA Holders, assuming no COLA Holder elects the Cash option under clause (i) above, is 278,825. In addition, on or immediately following the Effective Date, Kaanapali Land shall enter into the Kaanapali Land Company Agreement, which shall contain certain corporate governance provisions for the benefit of the holders of the Class A
                Shares, including, without limitation, the appointment of the Class A Representative.

                C. Voting: Class 4 is impaired, and the Holders of Allowed Class 4 Claims are entitled to vote to accept or reject the Plan.

                D.  Election: The election to receive treatment under clause
        (i) or clause (ii) of subsection (b) above shall be made by the COLA Holders on the Ballot for accepting or rejecting the Plan. If a COLA Holder fails to make a timely election, the Holder shall be deemed to have elected to receive the treatment contained in clause (ii) of subsection (b) above and shall receive Class A Shares. The AFI COLA Note Claims shall not be eligible to elect the Cash treatment in clause (i) of subsection (b) above but shall receive Class B Shares on the same basis as set forth in clause (ii) of subsection (b) above respecting Class A Shares issuable to other Holders of COLA Note Claims.

        5.      Class 5 -- General Unsecured Claims

                A. Classification: Class 5 consists of all General Unsecured Claims against the AHI Debtors.

                B. Treatment: On the Effective Date, each Holder of an Allowed Class 5 Claim will receive, in full satisfaction of and in exchange for such Allowed Claim, at the Holder's election, one of the following alternative treatments:

                    (i) payment in Cash from Kaanapali Land, in an amount
               equal to 15% of the Holder's Allowed Class 5 Claim, which amount shall be payable, without interest, on or as soon as practicable after the six-month anniversary of the Effective Date; provided, however, in no event shall Kaanapali Land be required to pay more than $500,000 in the aggregate to the Holders of Class 5 Claims that elect to receive the foregoing Cash distribution. If the aggregate of such payments will exceed $500,000, each electing Creditor shall receive its Pro Rata share of $500,000 and, on account of the balance of its Allowed Claim (calculated after giving credit, on a proportional basis, for the portion of the Claim that has been satisfied by the Cash distribution), shall receive Class A Shares on the same basis as provided in clause (ii) below; or

                    (ii) if a Holder of an Allowed Class 5 Claim does not
               elect and receive the Cash treatment set forth in clause (i) above, each Holder of a Class 5 Allowed Claim shall receive Class A Shares on an equivalent basis per dollar of Claim as COLA Holders that elect to receive Class A Shares. In addition, on or immediately following the Effective Date, Kaanapali Land shall enter into the Kaanapali Land Company Agreement, which contains certain corporate governance provisions for the benefit of the Holders of Class A Shares, including, without limitation, the appointment of the Class A Representative.

                C. Voting: Class 5 is impaired, and the Holders of Allowed Class 5 Claims are entitled to vote to accept or reject the Plan.


                D.  Election: The election to receive treatment under clause
        (i) or clause (ii) of subsection (b) above shall be made by the Class 5 Creditor on the Ballot for accepting or rejecting the Plan. If a Class 5 Creditor fails to make a timely election, the Creditor shall be deemed to have elected to receive the treatment contained in clause
        (ii) of subsection (b) above and shall receive Class A Shares. Class 5 Creditors that are Affiliates of the Debtors shall not be eligible to elect the Cash treatment under clause (i) of subsection (b) above and shall receive the treatment in clause (ii) of subsection (b) above but shall receive Class B Shares in lieu of and on the same basis as Class A Shares otherwise issuable to Holders of Allowed Class 5 Claims.

        5.1     Class 5.1 -- Convenience Claims

                (a)  Classification: Class 5.1 consists of all Convenience
        Claims.

                (b) Treatment: On the Effective Date, each Holder of an Allowed Convenience Claim shall be entitled to receive from Kaanapali Land in full satisfaction of and in exchange for such Claim payment of an Allowed Convenience Claim in full, in Cash.

                (c) Voting: Claim 5.1 is not impaired, and the Holders of Class 5.1 Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 5.1 are not entitled to vote to accept or reject the Plan.

        6.      Class 6 -- Intercompany Claims

                A.  Classification: Class 6 consists of all Intercompany
        Claims.

                B. Treatment: On the Effective Date, the Intercompany Claims shall be discharged and extinguished, and the Holders of the Intercompany Claims shall not receive any distribution or retain any rights on account of such Claims.

                C. Voting: Class 6 is impaired, and the Holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

        7.      Class 7 -- Subsidiary Stock Interests

                A. Classification: Class 7 consists of all Subsidiary Stock Interests.


                B. Treatment: The legal, equitable and contractual rights of Holders of Class 7 Interests are unaltered by the Plan. Holders of Class 7 Interests shall be unaffected by the Merger Agreements and the Plan.

                C. Voting: Class 7 is not impaired, and the Holders of Class 7 Subsidiary Stock Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

          Therefore, the Holders of Interests in Class 7 are not entitled to vote to accept or reject the Plan.

          8.    Class 8 -- AHI Interests

                A.  Classification:  Class 8 consists of the AHI Interests.


                B. Treatment: After giving effect to the Northbrook Merger and the Kaanapali Land Merger, upon or immediately following the Effective Date, the Interests of Northbrook in AHI shall become the Interests of Kaanapali Land in AHI.

               C. Voting: Class 8 is impaired, and the Holder of the Class 8 Interest is entitled to vote to accept or reject the Plan.


     C. CLASSIFICATION AND TREATMENT OF CLAIMS AGAINST AND INTERESTS IN FHTC

        1.      Class 1A -- Priority Claims

                A. Classification: Class 1A consists of all Priority Claims against FHTC.


                B. Treatment: The legal, equitable and contractual rights of the Holders of Class 1A Claims are unaltered by the Plan. Unless the Holder of such Claim and the Debtors or the Reorganized Debtors agree to a different treatment in writing, each Holder of an Allowed Class 1A Claim shall receive one of the following alternative treatments, at the election of the Debtors and Kaanapali Land:

                    (i) to the extent then due and owing on the Effective
               Date, such Claim will be paid in full in Cash by the Reorganized Debtors on the Effective Date;

                    (ii) to the extent not due and owing on the Effective
               Date, such Claim will be paid in full in Cash by the Reorganized Debtors when and as such Claim becomes an Allowed Class 1A Claim or as promptly as practicable thereafter; or

                    (iii) such Claim will be otherwise treated in any other
               manner so that such Claim shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

Any default with respect to any Class 1A Claim that occurred before or after the commencement of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

               C. Voting: Class 1A is not impaired, and the Holders of Class 1A Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1A are not entitled to vote to accept or reject the Plan.

          2.   Class 2A -- Other Secured Claims

               A. Classification: Class 2A consists of all Other Secured Claims against FHTC.

               B. Treatment: The legal, equitable and contractual rights of the Holders of Class 2A Claims are unaltered by the Plan. Unless the Holder of such Claim, the Debtors or the Reorganized Debtors agree to a different treatment in writing, each Holder of an Allowed Class 2A Claim shall receive one of the following alternative treatments, at the election of the Debtors and Kaanapali Land:

                    (i) the legal, equitable and contractual rights to which
               such Claim entitles the Holder thereof shall be reinstated and the Holder paid in accordance with such legal, equitable and contractual rights; or

                    (ii) such Claim will be otherwise treated in any other
               manner so that such Claim shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

     Any default with respect to any Class 2A Claim that occurred before or after the commencement of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

               C. Voting: Class 2A is not impaired, and the Holders of Class 2A Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2A are not entitled to vote to accept or reject the Plan.

          3.    Class 3A -- AFI Claim

                A.  Classification: Class 3A consists of the AFI Claim.


                B. Treatment: On the Effective Date, the AFI Claim shall be deemed to be an Allowed Claim, and the Holder of the AFI Claim shall receive on the Effective Date in full satisfaction of and in exchange for such Allowed Claim the portion of the Class B Shares that is distributed to FHTC pursuant to Article III.B.2 of this Plan, which shall be reallocated and issued to AFI on account of such Allowed Claim.

                C. Voting: Class 3A is impaired, and AFI is entitled to vote to accept or reject the Plan.

          4.    Class 4A -- General Unsecured Claims

                A. Classification: Class 4A consists of all General Unsecured Claims against FHTC.


                B. Treatment: The legal, equitable and contractual rights of the Holders of Class 4A Claims are unaltered by the Plan. Unless the Holder of such Claim, the Debtors or the Reorganized Debtors agree to a different treatment in writing, each Holder of an Allowed Class 4A Claim shall receive one of the following alternative treatments, at the election of the Debtors and Kaanapali Land:

                    (i) to the extent then due and owing on the Effective
               Date, such Claim will be paid in full in Cash by the Reorganized Debtors on the Effective Date;

                    (ii) to the extent not due and owing on the Effective
               Date, such Claim will be paid in full in Cash by the Reorganized Debtors when and as such Claim becomes an Allowed Class 4A Claim or as promptly as practicable thereafter; or

                    (iii) such Claim will be otherwise treated in any other
               manner so that such Claim shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

Any default with respect to any Class 4A Claim that occurred before or after the commencement of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

               C. Voting: Class 4A is not impaired, and the Holders of Class 4A Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 4A are not entitled to vote to accept or reject the Plan.

          5.    Class 5A -- Old Stock Interests

                A.  Classification: Class 5A consists of all Old Stock
          Interests.


                B. Treatment: On or prior to the Effective Date, Northbrook will be merged into FHTC pursuant to the Northbrook Merger Agreement, and the Old Stock Interests will be cancelled pursuant to the Northbrook Merger Agreement.

                C. Voting: Class 5A is impaired, and the Holders of Allowed Class 5A Interests are entitled to vote to accept or reject the Plan.

     D.   SPECIAL PROVISION GOVERNING UNIMPAIRED CLAIMS

          Except as otherwise provided in the Plan, including as provided in
     Article X, nothing under the Plan shall affect the Debtors' or the Reorganized Debtors' rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against such Unimpaired Claims.

                                  ARTICLE IV

                          NON-CONSENSUAL CONFIRMATION

          In the event that any Impaired Class of Claims or Interests fails to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Debtors reserve the right to (a) request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (b) modify the Plan in accordance with Article XII.D of the Plan.

                                  ARTICLE V

                     MEANS FOR IMPLEMENTATION OF THE PLAN

A.       CONTINUED CORPORATE EXISTENCE

         Except as otherwise provided in the Plan or the Confirmation Order, the Debtors shall, as Reorganized Debtors, continue to exist after the Effective Date as separate legal entities, in accordance with applicable laws in the respective jurisdictions in which they are incorporated or organized and pursuant to their respective certificates of incorporation and by-laws or other organizational documents as they may be amended or amended and restated pursuant to the Plan and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire or dispose of their property and compromise or settle any Claims or Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Notwithstanding anything to the contrary in this Plan, including Article V.I. hereof as to substantive consolidation, the Unimpaired Claims against a particular Debtor or Reorganized Debtor shall remain the obligations solely of such Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor by virtue of the Plan, the Chapter 11 Cases or otherwise.

B.       CONSUMMATION OF THE NORTHBROOK MERGER

         On or prior to the Effective Date, and as a condition precedent to the other transactions that are to take place under the Plan on the Effective Date, the Northbrook Merger shall occur upon the terms and conditions of the Northbrook Merger Agreement, and pursuant thereto, among other things, (i) Northbrook shall merge with and into FHTC, with FHTC being the surviving corporation, and the separate corporate existence of Northbrook shall cease, and (ii) 1,466,573 Class B Shares shall be issued to Pacific Holdings in exchange for the Old Northbrook Stock. On or prior to the Effective Date, Northbrook and FHTC shall take all such actions as may be necessary or appropriate to effect the Northbrook Merger on the terms and conditions set forth in the Plan and the Northbrook Merger Agreement. FHTC and Northbrook shall cause certificates of merger to be executed, acknowledged and filed as may otherwise be required under the laws of their respective states of incorporation and will take or cause to be taken all other actions, including making appropriate filings or recordings, that may be required by the laws of their respective states of incorporation or other applicable law in connection with the Northbrook Merger.

C.       VESTING OF ASSETS

         On the Effective Date, except as otherwise provided in the Plan or the Confirmation Order, all property of the Estates, and any property acquired by the Debtors or the Reorganized Debtors under the Plan, shall vest in the Reorganized Debtors, free and clear of all Claims, liens, charges, or other encumbrances and Interests.

D.       CANCELLATION OF INSTRUMENTS AND SECURITIES

         On the Effective Date, except to the extent provided otherwise in the Plan, the COLA Notes, the Old Northbrook Stock, the Old Stock Interests and the Northbrook Senior Debt Instruments, together with all related notes, certificates, security agreements, mortgages, pledges, indemnities, collateral assignments, undertakings, guaranties, and other instruments and documents, shall no longer be outstanding, shall be deemed to be canceled, retired and terminated, and shall cease to exist as against the Debtors. On the Effective Date, except to the extent provided otherwise in the Plan, any indenture relating to any of the foregoing, including, without limitation, the COLA Indenture, shall be deemed to be canceled as against the Debtors, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code.

E.       ISSUANCE OF NEW SECURITIES; EXECUTION OF RELATED DOCUMENTS

         On or prior to the Effective Date, FHTC shall issue or cause to be issued two classes of shares pursuant to the Plan and the Northbrook Merger Agreement, without further act or action under applicable law, regulation, order or rule. Class B Shares shall be issued pursuant to the Plan to the Holders of the Northbrook Senior Claims in Class 2, to the Holders of the AFI COLA Note Claims in Class 4 and, pursuant to the Northbrook Merger, to Pacific Holdings. Class A Shares shall be issued to the COLA Holders (other than to AFI) and Class 5 Claimants that elect (or are deemed to have elected) to receive Class A Shares pursuant to the Plan. Class A Shares shall be identical in all respects to Class B Shares (including with respect to voting and distributions). No stock certificates will be issued by FHTC, with such ownership reflected on the records of FHTC. Reorganized Debtors shall execute and deliver such other agreements, documents and instruments as are required to be executed pursuant to the terms of the Plan or the Northbrook Merger Agreement.

F.       CONSUMMATION OF THE KAANAPALI LAND MERGER

         On or immediately following the Effective Date, and following both the issuance of the Class A Shares and Class B Shares by FHTC pursuant to the Plan and the Northbrook Merger Agreement, the Kaanapali Land Merger shall occur upon the terms and conditions of the Kaanapali Land Merger Agreement, and pursuant thereto, among other things, (i) FHTC shall merge with and into Kaanapali Land, with Kaanapali Land being the surviving entity as a Delaware limited liability company that elects to be taxed as a corporation for federal income tax purposes, and with the separate corporate existence of FHTC ceasing, (ii) Pacific Holdings shall continue as the manager of Kaanapali Land, (iii) each outstanding Class A Share as issued by FHTC shall be converted without further action into the right to receive one Class A Share as issued by Kaanapali Land, and (iv) each outstanding Class B Share as issued by FHTC shall be converted without further action into the right to receive one Class B Share as issued by Kaanapali Land. Class A Shares as issued by Kaanapali Land shall be identical in all respects to Class B Shares as issued by Kaanapali Land (including with respect to voting and distributions) except for certain corporate governance provisions contained in the Kaanapali Land Company Agreement for the benefit of Class A Shares. Following the issuance by Kaanapali Land of Class A Shares and Class B Shares pursuant to the Plan and the Kaanapali Merger Agreement, the Kaanapali Land Shares so issued to AFI on account of its Northbrook Senior Claim, the AFI Claim and the AFI COLA Note Claims shall be distributed in accordance with the AFI Distribution as set forth in Article V.J. of this Plan, and those Class B

Shares that are distributed to Kaanapali Land shall thereupon be retired and shall no longer be issued and outstanding Class B Shares.

         FHTC and Kaanapali Land shall take all such actions as may be necessary or appropriate to effect the Kaanapali Land Merger on the terms and conditions set forth in the Plan and the Kaanapali Land Merger Agreement. FHTC and Kaanapali Land shall cause certificates of merger to be executed, acknowledged and filed as may otherwise be required under the laws of their respective states of formation and will take or cause to be taken all other actions, including making appropriate filings or recordings, that may be required by the laws of their respective states of formation or other applicable law in connection with the Kaanapali Land Merger.

         Class A Shares will be freely transferable. Each recipient of Class A Shares will receive appropriate evidence of ownership of its interest in Kaanapali Land, and such ownership shall be reflected on the shareholder register of Kaanapali Land as maintained by its registered transfer agent. Kaanapali Land shall be under no obligation to cause the Kaanapali Land Shares to be listed for trading on any securities exchange or quoted on any automated quotation system.

G.       KAANAPALI LAND COMPANY AGREEMENT

         On or immediately following the Effective Date and pursuant to the Kaanapali Land Merger Agreement, the Kaanapali Land Company Agreement, as amended and restated in its entirety as required by the Kaanapali Land Merger Agreement, shall be adopted, which, among other things, shall provide certain corporate governance provisions for the benefit of the holders of the Class A Shares and shall provide for the appointment of the Class A Representative. The following paragraphs under this subsection G set forth a summary of certain of the salient provisions of the Kaanapali Land Company Agreement, and the terms of the Kaanapali Land Company Agreement shall control in all respects.

         Under the terms of the Kaanapali Land Company Agreement, Bank One Trust Company, N.A. or another institution reasonably acceptable to both Kaanapali Land and Bank One Trust Company, N.A., shall be appointed as the Class A Representative. Kaanapali Land shall deliver to the Class A Representative copies of all reports filed by Kaanapali Land with the Securities and Exchange Commission (including, without limitation, its annual and quarterly financial reports). The Class A Representative shall be entitled to reasonable access to the books and records of Kaanapali Land and to an annual meeting with the manager of Kaanapali Land and its executive team to review the operations of Kaanapali Land. The position of the Class A Representative shall terminate on the earlier of the fifth anniversary of the Effective Date or at such time as the number of outstanding Class A Shares is less than 5% of the total outstanding shares of Kaanapali Land as of the Effective Date. All reasonable fees and expenses of the Class A Representative shall be paid by Kaanapali Land.

         Without the consent of the Class A Representative, Kaanapali Land shall not incur any indebtedness from the Class B shareholders or their affiliates if, immediately after giving effect to the incurrence of such indebtedness and the application of the proceeds thereof, there would be in excess of $25 million in aggregate principal indebtedness from the Class B shareholders or their affiliates if and for so long as there is a Class A Representative. Any such indebtedness shall bear interest at the "prime rate" as announced from time to time by Bank One and may be secured by property of Kaanapali Land and its subsidiaries. Kaanapali Land shall deliver a certificate to the Class A Representative, in connection with the delivery of the annual report, to the effect that certain transactions entered into between Kaanapali Land and any of the Class B shareholders or their affiliates after the Effective Date and during that fiscal year are described in the annual report in all material respects and are on terms no less favorable, at the time of the transaction, than those available from unaffiliated third parties for similar transactions in the same geographic area.

         Under the terms of the Kaanapali Land Company Agreement, the Class B shareholders may not sell or transfer any of their shares in Kaanapali Land, other than to their affiliates, unless such transaction provides for the sale and transfer of all Class A Shares on the same terms and conditions. In such event, the Class A shareholders shall be required to sell their Class A Shares in such transaction.

H.       CORPORATE GOVERNANCE, MANAGEMENT AND CORPORATE ACTION

               1.  Kaanapali Land Company Agreement

         On the Effective Date, upon consummation of the Kaanapali Land Merger, the Kaanapali Land Company Agreement, as amended and restated in its entirety as required by the Kaanapali Land Merger Agreement, shall be the limited liability company agreement of Kaanapali Land. Notwithstanding any other provision of the Plan, the certificates of incorporation and other organizational documents of the Reorganized Debtors will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. On or before the Effective Date, each of the Reorganized Debtors shall amend its certificate of incorporation, bylaws or other organizational documents to the extent required to comply with the requirements of the Bankruptcy Code and the terms of this Plan. After the Effective Date, the Reorganized Debtors may amend and restate their certificates of incorporation and bylaws as provided therein or by applicable law.

               2.  Manager of Kaanapali Land

         Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, on the Effective Date, upon consummation of the Kaanapali Land Merger, Kaanapali Land will be managed by Pacific Holdings, pursuant to the Kaanapali Land Company Agreement. The directors and officers of each Reorganized Debtor (other than Kaanapali
Land) shall be the same individuals serving as officers and directors of each respective Reorganized Debtor prior to the Effective Date. Pursuant to section 1129(a)(5), the Debtors will disclose, on or prior to the Confirmation Date, the identity and affiliations of any other Person proposed to serve on the initial board of directors of the Reorganized Debtors, as an initial officer of the Reorganized Debtors or as manager of Kaanapali Land and, to the extent such Person is an Insider, the nature of any compensation for such Person. The classification and composition of the board of directors shall be consistent with the certificates of incorporation. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of certificates of incorporation and bylaws of the Reorganized Debtors and applicable law.

               3.  Corporate Action

         On or immediately following the Effective Date, as provided in the Plan and the Merger Agreements, all actions contemplated by the Plan and the Merger Agreements shall be deemed, without further action of any kind or nature, to be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan and the Merger Agreements involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan and the Merger Agreements, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate officers or manager of the Reorganized Debtors and members of the boards of directors of the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan or the Merger Agreements in the name of and on behalf of the Reorganized Debtors.

I.  SUBSTANTIVE CONSOLIDATION FOR PURPOSES OF TREATING IMPAIRED CLAIMS

    (1) The Plan is premised upon and provides for the substantive consolidation of the AHI Debtors only for purposes of voting, confirmation and distribution for each of Class 2, Class 4 Class 5 and Class 5.1 Claims under the Plan. The Plan does not contemplate substantive consolidation of the Debtors or their Estates with respect to the other Classes of Claims or Interests set forth in the Plan, the merger of any Debtor entity into another (except as specifically provided for in Articles V.B., V.F. and V.K.2 of the Plan), the transfer of any asset of any Debtor or for any other purpose. On the Effective Date, (a) any obligation of any AHI Debtor and all guaranties with respect to Class 2, 4, 5 and 5.1 Claims thereof executed by one or more of the other AHI Debtors shall be treated as a single obligation of all AHI Debtors, and any obligation of two or more AHI Debtors, and all multiple Impaired Claims against such entities on account of such joint obligations, shall be treated and Allowed only as a single Impaired Claim against the consolidated AHI Debtors, and (b) each Class 2, 4, 5 or 5.1 Claim Filed in the Chapter 11 Cases against more than one AHI Debtor shall be treated as one Class 2, 4, 5 or 5.1 Claim for distribution purposes. Substantive consolidation shall not (other than for purposes related to the Plan set forth above) (x) affect the legal and corporate structures of the Reorganized Debtors or affect or modify in any way the ownership of any asset of any particular Debtor, (y) cause any Debtor to be liable for any Claim or Unimpaired Claim under the Plan for which it otherwise is not liable, and the liability of any Debtor for any such Claim shall not be affected by such substantive consolidation, and (z) affect Interests in the AHI Subsidiaries. On the Effective Date, except as otherwise expressly provided for in the Plan, the Interests in the AHI Subsidiaries shall remain outstanding.

    (2) Unless the Bankruptcy Court has approved the substantive consolidation of the Estates by a prior order, this Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the AHI Debtors as provided in Article V.I(1) hereof. If no objection to substantive consolidation is timely filed and served by any Holder of an Impaired Claim affected by the Plan as provided herein on or before the deadline for objection to Confirmation of the Plan, the order approving such substantive consolidation (which may be the Confirmation Order) may be entered by the Bankruptcy Court. If any such objections are timely Filed and served, a hearing with respect to the substantive consolidation of the Estates and the objections thereto shall be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

J.       SOURCES OF CASH FOR PLAN DISTRIBUTIONS

         Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan shall be obtained from existing Cash balances, the operations of the Debtors and the Reorganized Debtors or from sales of assets of the Reorganized Debtors. The Reorganized Debtors may also make such payments using cash received from their subsidiaries through the Reorganized Debtors' consolidated cash management systems.

K.       AFI DISTRIBUTION; OTHER CORPORATE RESTRUCTURINGS

               1.  AFI Distribution

         Following the Effective Date, AFI, AFLP and Kaanapali Land will cause the following transactions to take place (collectively, the "AFI Distribution"): (i) the Class B Shares to which AFI is entitled (x) pursuant to Class 2 and Class 3A of the Plan and (y) pursuant to Class 4 of the Plan on account of the AFI COLA Note Claims will be transferred to AFI's members in accordance with their membership interests, and then the shares so transferred by AFI to AFLP will be transferred to AFLP's partners, which will include Kaanapali Land, in accordance with their partnership interests, and (ii) the Class B Shares thereby transferred to Kaanapali Land shall be retired and shall no longer be issued and outstanding Class B Shares.

               2.  Other Corporate Restructurings

         The Reorganized Debtors are authorized pursuant to the Plan to enter into and consummate such mergers, consolidations and asset transfers among themselves and with other Non-Debtor Subsidiaries and other subsidiaries of Kaanapali Land as they deem appropriate to rationalize or simplify the corporate structure and organization of the Reorganized Debtors.

L.       ISSUANCE OF SECURED NOTE

         On or promptly after the Effective Date, AHI shall issue a promissory note to Kaanapali Land as additional consideration for the Plan's conversion of the Claims of Holders of Northbrook Senior Claims, the Claims of the COLA Holders and the Claims of Holders of certain electing General Unsecured Claims into equity of Kaanapali Land. The amount of the note will be determined by Kaanapali Land in its reasonable discretion on or prior to the Effective Date. Repayment of the Note shall be secured by mortgages on the principal assets of AHI and the AHI Debtors, which will be guarantors of the Note, as determined from time to time by Kaanapali Land. The note shall accrue interest at a rate per annum equal to the long-term Average Federal Rate as of the date two business days prior to the Effective Date as quoted in The Wall Street Journal. No payments shall be due under the note until its maturity on the tenth anniversary of the Effective Date, at which time all principal and accrued interest shall be due and payable. However, AHI, at its option, will be entitled to make prepayments in whole or in part on the note without penalty. Kaanapali Land shall be entitled to transfer all or any portion of the note for value, contribute all or any portion of the note to the equity of AHI, or otherwise deal with the note from time to time as it deems appropriate.

                                  ARTICLE VI

             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.       ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         On the Effective Date, all executory contracts, including all Compensation and Benefit Plans, and unexpired leases of the Reorganized Debtors will be deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those executory contracts and unexpired leases that (1) have previously been assumed by Order of the Bankruptcy Court, (2) are the subject of a motion to assume pending on the Effective Date, (3) are identified on a list of executory contracts and unexpired leases to be filed by the Debtors with the Bankruptcy Court ten days prior to the hearing to consider Confirmation of the Plan or (4) are assumed pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute (i) approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code and (ii) the consent of any non-Debtor party to any executory contract or unexpired lease that may otherwise be required, under the terms of such executory contract or unexpired lease, to the consummation of the Mergers provided for under the Merger Agreements and the Plan.

B.       CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES

         All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of executory contracts or unexpired leases that become Allowed Claims are classified and shall be treated as Class 5 or 4A General Unsecured Claims, as the case may be. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such times will be forever barred from assertion against the Debtor or Reorganized Debtors, their Estates and property unless otherwise ordered by the Bankruptcy Court or provided in this Plan. All such Claims for which proofs of claim are required to be Filed will be, and will be treated as, General Unsecured Claims subject to the provisions of Article III hereof, subject to any limitation on allowance of such Claims under section 502(b) of the Bankruptcy Code or otherwise.

C.       CURE OF DEFAULTS FOR ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments; (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

D.       INDEMNIFICATION OF DIRECTORS, OFFICERS, MANAGERS AND EMPLOYEES

         The obligations of each of the Debtors to indemnify any Person or Entity serving at any time on or prior to the Effective Date as one of its directors, officers, managers or employees by reason of such Person's or Entity's service in such capacity, or as a director, officer, manager or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents or by a written agreement with the Debtors or the applicable state's general corporation law, each as applicable, shall be deemed and treated as executory contracts that are assumed by the Debtors pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Any such indemnification obligations shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

E.       COMPENSATION, BENEFIT PROGRAMS AND INSURANCE POLICIES

         Each Debtor providing retiree medical benefits and retiree life insurance pursuant to a memorandum of understanding or other contract or agreement shall be deemed to have assumed such agreement to provide retiree medical and life insurance benefits. Each Reorganized Debtor shall continue to perform its retiree medical obligations through 2004, when those benefits expire by the terms of the applicable union agreements concerning bargaining union employees. With respect to other employees that are eligible for such benefits, each Reorganized Debtor shall continue to provide retiree medical benefits through 2004, in keeping with its past practice of making similar retiree medical coverage available to union and non-union employees, or such later time as such Reorganized Debtor may determine in its sole discretion. Each Reorganized Debtor will continue to perform its retiree life insurance obligations in accordance with its current program, as such program may be amended from time to time by such Reorganized Debtor in its sole discretion. In addition, each Reorganized Debtor shall assume and continue to perform all obligations under its self-insured workers' compensation programs in effect as of the Petition Date.

                                 ARTICLE VII

                      PROVISIONS GOVERNING DISTRIBUTIONS

A.       TIMING OF DISTRIBUTIONS

         (1) Except as otherwise provided in the Plan, distributions to be made on the Effective Date on account of Claims and Interests that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date or as promptly thereafter as practicable. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

        (2) Distributions on account of Disputed Claims that become Allowed Claims after the Effective Date shall be made pursuant to Articles III, VII and VIII of this Plan. Notwithstanding the date on which any distribution of

Kaanapali Land Shares is made to a Holder of a Claim or Interest that is an Allowed Claim or Allowed Interest on the Effective Date, as of the date of the distribution, such Holder shall be deemed to have the rights of a Holder of such Kaanapali Land Shares distributed as of the Effective Date.

B.       METHODS OF DISTRIBUTION

               1. Distributions to Holders of COLA Note Claims, Northbrook Senior Claims and Old Northbrook Stock

               A. Distributions. All distributions provided for in the Plan on account of Allowed COLA Note Claims, Northbrook Senior Claims and Old Northbrook Stock shall be made by the Reorganized Debtors to the Disbursing Agent for delivery by the Disbursing Agent to individual holders of such Claims and Interests as provided in the Plan. Notwithstanding the provisions of Article V.D above regarding cancellation of the COLA Note Indenture, the distribution provisions of the COLA Note Indenture shall continue in effect to the extent necessary to authorize the Disbursing Agent to receive and distribute to Holders of Allowed COLA Note Claims distributions received by the Disbursing Agent pursuant to the Plan on account of Allowed COLA Note Claims and shall terminate completely upon completion of all distributions. Neither Kaanapali Land, the Reorganized Debtors nor the Indenture Trustee shall have liability for any act or omission of the Disbursing Agent. The Disbursing Agent will serve without bond and may employ or contract with other entities to assist in or make the distributions required by the Plan.

               B. Letter of Transmittal. As soon as practicable after the Effective Date, Kaanapali Land shall cause the Disbursing Agent to send a letter of transmittal to each Holder of an Allowed COLA Note Claim or other Creditor advising such Holder of the effectiveness of the Mergers and the Plan and the instructions for delivering to the Disbursing Agent any COLA Notes or other evidence of indebtedness in exchange for the Kaanapali Land Shares to be issued or distributed pursuant to the Plan. Such letter of transmittal shall specify that delivery of any COLA Notes or other evidence of indebtedness will be effected, and that risk of loss and title thereto shall pass, only upon delivery of such COLA Notes or other evidence of indebtedness to the Disbursing Agent in accordance with the terms and conditions of such letter of transmittal, such letter of transmittal to be in such form and have such other provisions as the Reorganized Debtors may reasonably agree.

               C. Lost, Stolen, Mutilated or Destroyed Debt Securities. In addition to any requirements under the COLA Indenture, or any applicable agreement, in the event any COLA Notes or other evidence of indebtedness shall have been lost, stolen or destroyed, then, in lieu of delivery of such COLA Note or other evidence of indebtedness, such Holder shall deliver to the Reorganized Debtors (i) evidence reasonably satisfactory to the Reorganized Debtors of the loss, theft or destruction and (ii) such security or indemnity as may be required by the Reorganized Debtors to hold the Reorganized Debtors harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim or Interest. Upon the Effective Date, all COLA Notes or other evidence of indebtedness shall be deemed canceled, and the holders of the COLA Notes or other evidence of indebtedness shall, for all purposes under the Plan, be deemed to have surrendered such Note.

               D. Failure to Surrender Canceled Securities. Any Holder of a COLA Note Claim or other evidence of indebtedness that fails to surrender any applicable COLA Note or other evidence of indebtedness required to be delivered hereunder, or fails to comply with the provisions of Article VII.B.1(C), within two years after the Effective Date, shall have its Claim or Interest for a distribution pursuant to the Plan on account of such COLA Note or Old Northbrook Stock or Northbrook Senior Debt Instrument discharged and shall be forever barred from asserting any such Claim or Interest against or in the Reorganized Debtors or their respective property, and, in such case, any Kaanapali Land Shares held for distribution on account of such Claim or Interest shall be disposed of pursuant to the provisions of Article VII.C below; provided, however, that Kaanapali Land may, in its sole discretion, waive this requirement for distribution.

               E. Distribution Record Date. As of the close of business on the Distribution Record Date, the respective transfer books and records for the COLA Notes and the Old Northbrook Stock as maintained by AHI's transfer agent or the Indenture Trustee (in the case of a COLA Note) or Northbrook (in the case of Old Northbrook Stock), or their respective agents, shall be closed and any transfer of a COLA Note or Old Northbrook Stock or any interest therein shall be prohibited. The Reorganized Debtors and their respective agents will have no obligation to recognize the transfer of, or the sale of any participation in, any COLA Note, Northbrook Senior Debt Instrument or Old Northbrook Stock occurring after the Distribution Record Date and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

               F. Unregistered Transfers. In the event of a transfer of ownership of a COLA Note or Old Northbrook Stock that is not registered in the respective transfer books and records of AHI's transfer agent or the Indenture Trustee (in the case of a COLA Note) or Northbrook (in the case of Old Northbrook Stock), the property to be distributed to the Holder of the COLA Note Claim or Old Northbrook Stock Interest with respect to such Claim or Interest shall be delivered to the Holder of record on the Distribution Record Date unless the transferee of such Holder delivers an executed letter of transmittal to the Disbursing Agent, in form satisfactory to the Disbursing Agent, accompanied by such documents as are required to evidence and effect such transfer and to evidence that all applicable transfer taxes have been paid.

               G. Shares Issued in Different Name. If any Kaanapali Land Shares are to be issued or distributed in a name other than that in which the COLA Note or Old Northbrook Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that
         (i) the COLA Note or Old Northbrook Stock so surrendered shall be transferable, and shall be properly assigned and endorsed, (ii) such transfer shall otherwise be proper, and (iii) the Holder requesting such transfer shall pay all transfer or other taxes payable by reason of the foregoing and establish to the satisfaction of the Disbursing Agent that such taxes have been paid.

               H. Fractional Shares. Kaanapali Land Shares to be distributed under the Plan will be issued in whole or fractional shares, to the nearest one-one hundredth of a share. No cash will be distributed on account of any smaller fractional amount.

               2.  Distributions to Holders of Other Claims

     All distributions provided for in the Plan on account of Allowed Other Claims will be made by the Reorganized Debtors, or such Disbursing Agents as the Reorganized Debtors may employ or contract with, as provided herein or in the Confirmation Order. Neither the Reorganized Debtors nor Kaanapali Land shall have liability for any act or omission of any Disbursing Agent. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. Notwithstanding the foregoing, distributions to Holders of Allowed Other Claims shall be subject to such rights of setoff as the Debtors or Reorganized Debtors may assert against such Holders at any time prior to such distribution, as further provided in Article VII.F.

               3.  Interest on Claims

         Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims and no Holders of a Claim shall be entitled to interest on or after the Petition Date on any Claim.

               4.  Method of Cash Payment

         Payments of Cash made pursuant to the Plan shall be in U.S. Dollars and shall be made, at the option and in the sole discretion of the Reorganized Debtors, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by the Reorganized Debtors. Cash payments to foreign creditors may be made, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Payments will be made as an when required by the Plan.

C.       UNDELIVERABLE AND UNCLAIMED DISTRIBUTIONS

               1.  Delivery of Distributions

         All property under the Plan to be distributed by mail shall be sent to the latest mailing address Filed with the Bankruptcy Court for the party entitled thereto (which may include a proof of Claim or notice of transfer of a Claim) or, if no such mailing address has been so Filed, the mailing address reflected in the Debtor's Schedules or, in the case of the Holders of Allowed COLA Note Claims, to the mailing address maintained of record by the Debtors' transfer agent as of the Distribution Date.

               2.  Undeliverable Distributions

         If any distribution to the Holder of an Allowed Claim or Allowed Interest is returned as undeliverable or otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then-current address. Undeliverable distributions shall be returned to Kaanapali Land and will remain in the possession of Kaanapali Land pursuant to this Article VII.C until such time as a distribution becomes deliverable. Undeliverable distributions shall not be entitled to any interest, dividends or other accruals of any kind. The Disbursing Agent shall make all distributions that have become deliverable or have been claimed since the distribution date as soon as practicable after such distribution becomes deliverable.

               3.  Failure to Claim Undeliverable Distributions

         Any Holder of an Allowed Claim or Allowed Interest that does not assert a Claim or Interest pursuant to the Plan for an undeliverable or unclaimed distribution within one year after the Effective Date shall have its Claim or Interest for such undeliverable distribution discharged and shall be forever barred and enjoined from asserting any such Claim or Interest against or in the Reorganized Debtors, their Estates or their property. In such cases (i) any Cash held for distribution on account of such Claims for undeliverable or unclaimed distributions shall be property of the Reorganized Debtors, in accordance with Article VII.C.2, free of any restrictions thereon and (ii) any Kaanapali Land Shares held for distribution on account of such Claims or Interests shall be canceled and of no further force or effect. Nothing contained in the Plan shall require the Reorganized Debtors, the Disbursing Agent, the Indenture Trustee or AHI's transfer agent to attempt to locate any Holder of an Allowed Claim or Allowed Interest.

D.       COMPLIANCE WITH TAX REQUIREMENTS

         In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Reorganized Debtors shall be authorized to take any and all actions necessary or appropriate to comply with such withholding and reporting requirements. All Entities holding Claims or Interests shall be required to provide any information necessary to effect the withholding of such taxes. Notwithstanding any other provision of this Plan, each Person or Entity that has received any distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligation imposed by any governmental unit, including income, withholding and tax obligations, on account of such distribution.

E.       COMPENSATION AND REIMBURSEMENT FOR SERVICES RELATED TO DISTRIBUTIONS

         The Disbursing Agent providing services related to distributions pursuant to the Plan will receive from the Reorganized Debtors, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with the Reorganized Debtors.

F.       SETOFFS

         The Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, but shall not be required to, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such claims, rights and Causes of Action that the Debtors or Reorganized Debtors may possess against such Holder.

                                 ARTICLE VIII

                   PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.       PROSECUTION OF OBJECTIONS TO CLAIMS AND INTERESTS

         After the Effective Date, the Debtors and the Reorganized Debtors shall have the exclusive authority to File objections to, settle, compromise, withdraw or litigate to judgment objections to Claims. From and after the Effective Date, the Debtors and the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

B.       PAYMENTS AND DISTRIBUTIONS ON DISPUTED CLAIMS

         Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by the Reorganized Debtors in their sole discretion, no payments or distributions will be made with respect to all or any portion of a Disputed Claim until the resolution of such disputes by settlement or Final Order and the Disputed Claim becomes an Allowed Claim.

C.       DISPUTED CLAIMS RESERVE

         The Reorganized Debtors shall establish the Disputed Claims Reserve by (i) in the case of Disputed Class 5 Claims that elected to be treated as COLA Holders, issuance into escrow promptly after the Effective Date of Kaanapali Land Shares in a number equal to 100% of the distributions to which Holders of Disputed Class 5 Claims would be entitled if their Claims were allowed in the Disputed Claim Amount, and (ii) in the case of Disputed Class 5 Claims that elected to receive cash, by reserving on the date of distribution on the records of the Reorganized Debtors an amount equal to 100% of the distributions to which Holders of such Disputed Class 5 Claims would be entitled if their Claim were allowed in the Disputed Claim Amount, in each case subject to the right of the Reorganized Debtors to request that the Bankruptcy Court approve, after notice and a hearing, a lesser reserve. No interest shall be paid with respect to Disputed Claims that are ultimately allowed in whole or in part.

D.       DISTRIBUTIONS AFTER ALLOWANCE

         The Reorganized Debtors shall make payments and distributions from the Disputed Claims Reserve to the Holder of any Disputed Claim that has become an Allowed Claim, as soon as practicable after the date such Disputed Claim becomes an Allowed Claim. Such distributions shall be based upon the cumulative distributions that would have been made to the Holders of such Claims under the Plan if the Disputed Claim had been Allowed on the Effective Date. After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Claim, any Kaanapali Land Shares that remains in the Disputed Claims Reserve shall be cancelled and any Cash shall be distributed Pro Rata to Holders of Allowed

Class 5 Claims. All distributions made under this Article VIII shall be made as if such Allowed Claim had been Allowed on the Effective Date.

                                  ARTICLE IX

                   CONFIRMATION AND CONSUMMATION OF THE PLAN

A.       CONDITIONS PRECEDENT TO CONSUMMATION

         The following are conditions precedent to the occurrence of the Effective Date, unless waived pursuant to the provisions of Article IX.B of the Plan:

               1. the Confirmation Order shall have been signed by the Bankruptcy Court and duly entered on the docket for the Chapter 11 Cases by the Clerk of the Bankruptcy Court;

               2. the Confirmation Order shall be in form and substance satisfactory to the Debtors, the Northbrook Senior Creditors and the Indenture Trustee;

               3.  the Confirmation Order shall be a Final Order; and

               4. all conditions precedent to the "Closing," as defined in the Northbrook Merger Agreement, shall have been satisfied and the Northbrook Merger shall have occurred.

B.       WAIVER OF CONDITIONS

         The conditions precedent to the "Closing," as defined in the Northbrook Merger Agreement, may only be waived pursuant to the terms thereof. The condition contained in Article IX.A.1 may not be waived. All other conditions may be waived by FHTC and AHI (with the consent of the Indenture Trustee, which consent shall not be unreasonably withheld or delayed), without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan. The failure of a Debtor or Reorganized Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each right shall be deemed an ongoing right that may be asserted at any time.

C.       EFFECT OF VACATION OF CONFIRMATION ORDER

         If the Confirmation Order is vacated, (a) the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver, release or settlement of any Claims by or against, or any Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect and (b) the time within which the Debtors may assume and assign or reject all executory contracts and unexpired leases shall be extended for a period of 60 days after the date the Confirmation Order is vacated, subject to such further extension as the Bankruptcy Court may order.

                                  ARTICLE X

                  RELEASE, INJUNCTION AND RELATED PROVISIONS

A.       SUBORDINATION

         The classification and manner of satisfying all Claims and Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled pursuant to the Plan. Accordingly, distributions pursuant to the Plan to Holders of Allowed Claims or Allowed Interests will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

         All Northbrook Senior Claims and all rights and claims between or among the Holders of such Northbrook Senior Claims and the COLA Holders, relating in any manner whatsoever to claimed subordination rights, "make whole" rights, rights to postpetition or default interest or similar rights (collectively, "Subordination-Related Rights"), shall be deemed satisfied solely with respect to claims against the Debtors by the distributions under, described in, contemplated by, and/or implemented by this Plan to Holders of such Claims, and such rights shall be deemed waived, released, discharged and terminated as of the Effective Date, and all actions related to the enforcement of such Subordination-Related Rights shall be permanently enjoined. Distributions under, described in, contemplated by and/or implemented by this Plan shall not be subject to levy, garnishment, attachment or like legal process by any Holder of a Claim, by reason of any claimed Subordination-Related Rights or otherwise, so that each Holder of a Claim shall have and receive the benefit of the distributions in the manner set forth and described in the Plan. Subordination-Related Rights with respect to Non-Debtor Subsidiaries are hereby expressly preserved.

         Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a Holder of a Claim (including but not limited to a Northbrook Senior Claim or a COLA Note Claim) may have or any distribution to be made pursuant to the Plan on account of such Claim. Entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors and their respective properties and Holders of Claims and Interests, and is fair, equitable and reasonable.

B.       RELEASES

         Release by Debtors. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, and except as otherwise specifically provided in the Plan or the Confirmation

Order, (i) the Indenture Trustee, (ii) the Holders of the Northbrook Senior Claims, Pacific Holdings and Affiliates of the foregoing that have provided management services to any of the Debtors or assessed charges to pay for overhead or other out-of-pocket costs in connection with the operations of the Debtors, and (iii) the respective officers, directors, shareholders, members, managers, employees, agents and representatives of the foregoing, in such capacity, are released by the Debtors, the Reorganized Debtors and their respective Estates from any and all Claims, obligations, rights, suits, damages, Causes of Action, Avoidance Actions, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, however, that the foregoing provisions of this Article X shall have no effect on the liability of any Person or Entity with respect to liabilities created by the Plan or the Plan Documents. The Confirmation Order will permanently enjoin the commencement or prosecution by any Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released in this Article X.B. of this Plan.

         Release by COLA Holders. As of the Effective Date, and except as otherwise specifically provided in the Plan or the Confirmation Order, each COLA Holder (i) that votes in favor of the Plan and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, that does not vote on the Plan or votes against the Plan will be deemed to forever release, waive and discharge all claims, demands, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Plan or the COLA Note Claims that such COLA Holder has or may have against the Indenture Trustee and its respective present or former directors, officers, employees, attorneys, accountants, financial advisors and agents, acting in such capacity.

C.       PRESERVATION OF RIGHTS OF ACTION

         Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may exclusively enforce any Avoidance Actions or other Causes of Action or rights to payment of claims, that the Debtors or the Estates may hold against any Person or Entity; provided, however, as between Reorganized Debtors, such Avoidance Actions and Causes of Action are deemed released. The Reorganized Debtors may pursue such retained Avoidance Actions, other Causes of Action and rights to payment of claims, as appropriate, in the exercise of their sole discretion. The Reorganized Debtors shall retain and may enforce all defenses, counterclaims and rights against all Claims and Interests asserted against the Debtors, the Reorganized Debtors or their Estates.

D.       EXCULPATION

         The Debtors, the Reorganized Debtors, the Disbursing Agent, the Committee, the Indenture Trustee, the Northbrook Senior Creditors, the Class A Representative and their respective members, officers, directors, employees, agents and Professionals (acting in such capacity) shall neither have nor incur any liability to any Person or Entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, including the Merger Agreements, or any other act taken or omitted to be taken in connection with the Chapter 11 Cases; provided, however, that the foregoing provisions of this Article X.D shall have no effect on the liability of (i) any Person or Entity to the extent such liability is created by the Plan or the Plan Documents or (ii) any Person or Entity that results from any such act or omission that constitutes fraud, gross negligence or willful misconduct.

E.       INJUNCTION

         Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date all Persons who have held, hold or may hold Claims against or Interests in the Debtors are (i) permanently enjoined from taking any of the following actions against the Estate(s), or any of their property, on account of any such Claims or Interests and (ii) permanently enjoined from taking any of the following actions against any of the Debtors, the Reorganized Debtors or their property on account of such Claims or
Interests: (1) commencing or continuing, in any manner or in any place, any action or other proceeding; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (3) creating, perfecting or enforcing any lien or encumbrance; (4) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (5) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan, the Merger Agreements and any documents executed in connection with the Plan or the Merger Agreements.

F.       RESERVATION OF CLAIMS AGAINST NON-DEBTOR SUBSIDIARIES AND
         ASSIGNMENT OF RIGHTS

         Nothing in the Plan shall affect the Claims of any Entity against the Non-Debtor Subsidiaries including, without limitation, the Holders of the Northbrook Senior Claims, the claims of the Indenture Trustee or the COLA Note Claims; provided, however, upon the Effective Date, the rights of the Holders of the Northbrook Senior Claims and the Indenture Trustee or the COLA Holders against the Non-Debtor Subsidiaries shall be deemed, as of the Effective Date, to have been assigned to Kaanapali Land, and Kaanapali Land shall thereupon have full power and authority to enforce such Claims against the Non-Debtor Subsidiaries as Kaanapali Land shall deem appropriate in its sole discretion. Any recoveries against the Non-Debtor Subsidiaries on account of such assigned Claims shall be retained by Kaanapali Land. The Indenture Trustee shall have no duties or obligations under the Indenture with respect to the rights so assigned to Kaanapali Land.

         In addition, as the holder of such assigned Claims, Kaanapali Land shall be entitled to exercise any rights of set off it has against any distributions payable pursuant to the Plan to any Non-Debtor Subsidiaries or with respect to any Claims asserted by any Non-Debtor Subsidiary; and the Reorganized Debtors shall be entitled to withhold distributions otherwise payable under the Plan to a Non-Debtor Subsidiary until such rights of set off are established by a Final Order.

                                  ARTICLE XI

                           RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date to the fullest extent permitted by law, including jurisdiction to:

               A. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the allowance or priority of Claims or Interests;

               B. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

               C. Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtors are a party or with respect to which the Debtors or Reorganized Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

               D. Ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan, including ruling on any motion Filed pursuant to Articles VII or VIII;

               E. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

               F. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement or the Confirmation Order;

               G. Resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan and all contracts, instruments, releases or other agreements or documents that are executed or created pursuant to the Plan, including without limitation, the Merger Agreements, or any Person's or Entity's obligations incurred in connection with the Plan or such documents;

               H. Permit the Debtors or the Reorganized Debtors to modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement or the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

               I. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation, implementation or enforcement of the Plan or the Confirmation Order, except as otherwise provided herein;

               J. Resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article X and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

               K. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

               L. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; and

               M. Enter an order and/or final decree concluding the Chapter 11 Cases.


                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS

A.       DISSOLUTION OF COMMITTEE

         On the Effective Date, the Committee, if any, shall dissolve and shall have no further duties and its members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

B.       PAYMENT OF STATUTORY FEES

         All fees payable pursuant to section 1930 of title 28 of the United States Code shall be paid by the Debtors or the Reorganized Debtors as and when they become due.

C.       DISCHARGE OF DEBTORS

         Except as otherwise provided herein or in the Confirmation Order,
(1) the rights afforded in the Plan, and the treatment of all Claims and Interests therein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Interests of any nature whatsoever, (2) on the Effective Date, all such Claims against, and Interests in, the Debtors and the Reorganized Debtors shall be satisfied, discharged, and released in full, and (3) all Persons and Entities shall be precluded from asserting against the Debtors or the Reorganized Debtors, their successors or their assets or properties any other or further Claims or Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

D.       MODIFICATION OF PLAN

         Subject to the limitations contained herein and the Merger Agreements, (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may upon order of the Bankruptcy Court amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

E.       REVOCATION, WITHDRAWAL OR NON-CONSUMMATION

         The Debtors reserve the right to revoke and withdraw the Plan as to any or all of the Debtors at any time prior to the entry of the Confirmation Order and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation or Consummation of the Plan as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and
(c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

F.       SUCCESSORS AND ASSIGNS

         The Plan shall be binding upon and inure to the benefit of the Debtors and their respective successors and assigns including, without limitation, the Reorganized Debtors. The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

G.       RESERVATION OF RIGHTS

         Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order and the Plan shall have become effective in accordance with its terms. None of the filing of this Plan, any statement or provision contained in this Plan or the Disclosure Statement or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests prior to the Effective Date.

H.       SECTION 1146 EXEMPTION

         Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any notes or equity security under the Plan, or the making or delivery of a deed or other instrument of transfer under, in furtherance of, or in connection with this Plan, including, without limitation, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds, bills of sale; and transfers of tangible property, will not be subject to any stamp tax, recording tax, conveyance fee, personal property or intangible tax, real estate transfer tax, sales or use tax or other similar tax or governmental assessment, and the appropriate governmental entities are directed to accept for filing and recordation any of the foregoing instruments or documents without the payment of any such tax or governmental assessment. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property approved by the Bankruptcy Court on or prior to the Effective Date, and in contemplation of the Plan, shall be deemed to have been in furtherance of, or in connection with, the Plan.

I.       FURTHER ASSURANCES

         The Debtors, the Reorganized Debtors, and all Holders of Claims or Interests receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan. Each of the Debtors or the Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

J.       CORPORATE ACTION

         Prior to, on or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of the stockholders, members or directors of one or more of the Debtors or the Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or the Reorganized Debtors are incorporated without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors.

K.       BAR DATES FOR ADMINISTRATIVE CLAIMS

         At the request of the Debtors, the Confirmation Order will establish a bar date for filing Administrative Expense Claims. Holders of asserted Administrative Expense Claims that are subject to the such bar date shall submit requests for payment on or before such bar date or forever be barred from doing so.

L.       INTERPRETATION OF PLAN PROVISIONS

         If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

M.       SERVICE OF DOCUMENTS

         Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors or the Reorganized Debtors to be effective shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         Amfac Hawaii, LLC
         900 North Michigan Avenue
         Suite 1900
         Chicago, Illinois 60611
         Attn:  Gary Nickele

with copies to:

         Jones Day Reavis & Pogue
         77 W. Wacker Dr.
         Chicago, IL 60601
         Attn:  Brad B. Erens

         FHT Corporation
         900 North Michigan Avenue
         Suite 1900
         Chicago, IL 60611
         Attn:  Paul C. Nielsen

with copies to:

         Jones Day Reavis & Pogue
         77 W. Wacker Dr.
         Chicago, IL 60601
         Attn:  Brad B. Erens

and

         Kaanapali Land, LLC
         900 North Michigan Avenue
         Suite 1900
         Chicago, Illinois 60611
         Attn:  Gary Nickele
with copies to:

         Mayer, Brown, Rowe & Maw
         190 S. LaSalle Street
         Chicago, IL 60603
         Attn:  David S. Curry

         and

         Jones Day Reavis & Pogue
         77 W. Wacker Dr.
         Chicago, IL 60601
         Attn:  Brad B. Erens

N.       SECTION 1145 EXEMPTION

         The offer, issuance, transfer or exchange of any security under the Plan, including the Kaanapali Land Shares, or the making or delivery of an offering memorandum or other instrument of offer or transfer under this Plan, shall be exempt from Section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer or a security as and to the maximum extent provided in section 1145(a) of the Bankruptcy Code.

O.       PLAN DOCUMENTS

         The Plan Documents shall be filed with the Bankruptcy Court and delivered to counsel for the Northbrook Senior Creditors, counsel for the Committee, if any, and counsel for the Indenture Trustee not later than 15 days prior to the date of the hearing on Confirmation of the Plan. Upon their filing, the Plan Documents may be inspected in the office of the Clerk of the Bankruptcy Court or its designee during normal business hours. Holders of Claims and Interests may obtain a copy of the Plan Documents upon written request to AHI, 900 North Michigan Avenue, Suite 1900, Chicago, Illinois 60611, attention AHI Plan Document Requests. The Plan Documents shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

Dated:  June 11, 2002

                          AMFAC HAWAII, LLC, on behalf of itself and the other AHI Debtors
                          Debtors and Debtors In Possession


                           By:_______________________________________________
                               Name:
                               Title:

                           FHT CORPORATION

                           Debtor and Debtor In Possession


                           By:________________________________________________
                                Name:
                                Title:

                                                                 Exhibit B



                         UNITED STATES BANKRUPTCY COURT
                          NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION


In re:                                       :     Chapter 11
                                             :
AMFAC HAWAII, LLC, et al.,<F1>               :     Jointly Administered
                   -- ---
                                             :     Case No. 02-07637
                                    Debtors. :
                                             :     Honorable Bruce W. Black

                  NOTICE REGARDING (A) EXECUTORY CONTRACTS AND
            UNEXPIRED LEASES REJECTED PURSUANT TO SECTION 365 OF THE
          BANKRUPTCY CODE AND (B) BAR DATE FOR CLAIMS ARISING THEREFROM
          -------------------------------------------------------------

          PLEASE TAKE NOTICE OF THE FOLLOWING:

          1. Executory Contracts and Unexpired Leases to Be Rejected. Pursuant to (a) Article VI.A of the Second Amended Joint Plan of Reorganization of
Amfac Hawaii, LLC, Certain of Its Subsidiaries and FHT Corporation Under Chapter 11 of the Bankruptcy Code, as modified (the "Plan"); (b) section 365 of the Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code"); and
(c) the Order of the Bankruptcy Court confirming the Plan (the "Confirmation Order"), the above-captioned debtors and reorganized debtors (collectively, the "Debtors") have rejected, as of the effective date of the Plan, each of the executory contracts (collectively, the "Contracts") and unexpired leases (collectively, the "Leases") entered into by a Debtor prior to February 27, 2002 that had not previously expired or been terminated pursuant to its own terms, except for a Contract or Lease that was previously assumed or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Article
VI.A of the Plan. The Contracts and Leases rejected include the Contracts and Leases listed on the attached Annex A.

          2. Bar Date for Proof of Claims. As set forth in the Confirmation Order, if the rejection of a Contract or Lease pursuant to Article VI.A of the Plan gives rise to a Claim by the nondebtor party or parties to the Contract or Lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, their respective successors or their respective properties unless a proof of Claim is: (a) filed with the Debtors' claims and noticing agent, Logan & Company, Inc., by sending the executed proof of Claim by mail, overnight delivery or hand delivery to 546 Valley Road, Upper Montclair, New Jersey 07043 (Attn: Amfac Claims Processing Center); and (b) served on the Debtors' counsel, Jones, Day, Reavis & Pogue, at 77 West Wacker, Chicago, Illinois 60601 (Attn: Brad B. Erens, Esq.) so that, in each case, the proof of Claim is actually received no later than 30 days after date of this Notice. For your convenience, a copy of a proof of Claim form is included with this Notice.


-------------------------------
<F1>
   The Debtors are the following 10 entities: Amfac Hawaii, LLC, Amfac Holdings Corp., Amfac Land Company, Limited, FHT Corporation, Kaanapali Development Corp., Kaanapali Estate Coffee, Inc., KDCW, Inc., Pioneer Mill Company, Limited, The Lihue Plantation Company, Limited and Waikele Golf Club, Inc.

Dated:  __________________, 2002        Brad B. Erens (IL 6206864)
         Chicago, Illinois              Ann Marie Bredin (IL 6255663)
                                        JONES, DAY, REAVIS & POGUE
                                        77 West Wacker
                                        Chicago, Illinois 60601
                                        (312) 782-3939

                                        Richard M. Cieri
                                        (OH 0032464)
                                        JONES, DAY, REAVIS & POGUE
                                        North Point
                                        901 Lakeside Avenue
                                        Cleveland, Ohio 44114
                                        (216) 586-3939

                                        ATTORNEYS FOR DEBTORS AND
                                        DEBTORS IN POSSESSION

                                     ANNEX A

                                                                   Exhibit C


                        UNITED STATES BANKRUPTCY COURT
                         NORTHERN DISTRICT OF ILLINOIS
                               EASTERN DIVISION


In re:                                        :     Chapter 11
                                              :
AMFAC HAWAII, LLC, et al.,<F1>                :     Jointly Administered
                   -- ---
                                              :     Case No. 02-07637
                                Debtors.      :
                                              :     Honorable Bruce W. Black

                NOTICE OF ENTRY OF ORDER CONFIRMING THE SECOND
                 AMENDED JOINT PLAN OF REORGANIZATION OF AMFAC
               HAWAII, LLC, CERTAIN OF ITS SUBSIDIARIES AND FHT
            CORPORATION AND OCCURRENCE OF EFFECTIVE DATE THEREUNDER
            -------------------------------------------------------

          PLEASE TAKE NOTICE OF THE FOLLOWING:

          1. Confirmation of the Plan. On _______, 2002, the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court") entered an order (the "Confirmation Order") confirming the Second Amended Joint Plan of Reorganization of Amfac Hawaii, LLC, Certain of Its Subsidiaries and FHT Corporation, dated June 11, 2002, as modified (the "Plan"), in the chapter 11 cases of the above-captioned debtors and debtors in possession (collectively, the "Debtors"). Unless otherwise defined in this Notice, capitalized terms and phrases used herein have the meanings given to them in the Plan and the Confirmation Order.

          2.   Discharge of Claims and Termination of Interests.

               a. Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interest under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from February 27, 2002 (the "Petition Date"). Except as provided in the Plan or the Confirmation Order, Confirmation shall, as of the Effective Date: (i) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (A) a proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (B) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (C) the holder of a Claim based on such debt has accepted the Plan;
and (ii) terminate all Interests and other rights of equity security holders in the Debtors.

               b. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order constitutes a judicial determination, as of the Effective Date, of a discharge of all Claims and other debts and liabilities against the Debtors and a termination of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

          3. Injunctions. Except as otherwise provided in the Plan, the Confirmation Order provides, among other things, that from and after the Confirmation Date all Persons who have held, hold or may hold Claims against of Interests in the Debtors are (i) permanently enjoined from taking any of the following actions against the Estate(s), or any of their property, on account of any such Claims or Interests and (ii) permanently enjoined from taking any of the following actions against any of the Debtors, the Reorganized Debtors or their property on account of such Claims or Interest:
(1) commencing or continuing, in any manner or in any place, any action or other proceeding; (2) enforcing, attaching, collecting or recovering in any

------------------------------
<F1>
   The Debtors are the following 10 entities: Amfac Hawaii, LLC, Amfac Holdings Corp., Amfac Land Company, Limited, FHT Corporation, Kaanapali Development Corp., Kaanapali Estate Coffee, Inc., KDCW, Inc., Pioneer Mill Company, Limited, The Lihue Plantation Company, Limited and Waikele Golf Club, Inc.

manner any judgment, award, decree or order; (3) creating, perfecting or enforcing any lien or encumbrance; (4) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (5) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained in the Plan shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan, the Merger Agreements and any documents executed in connection with the Plan or the Merger Agreements.

          4. Effective Date. The Effective Date of the Plan occurred on _____________, 2002.

          5. Bar Date for Proof of Claims Relating to Rejection of Executory Contracts or Unexpired Leases. As set forth in the Confirmation Order, if the rejection of an executory contract (collectively, the "Contracts") or an unexpired lease (collectively, the "Leases") entered into by a Debtor prior to the Petition Date gives rise to a Claim by the nondebtor party or parties to the Contract or Lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, their respective successors or their respective properties unless a proof of Claim is: (a) filed with the Debtors' claims and noticing agent, Logan & Company, Inc., by sending an executed proof of Claim by mail, overnight delivery or hand delivery to 546 Valley Road, Upper Montclair, New Jersey 07043 (Attn: Amfac Claims Processing Center); and
(b) served on the Debtors' counsel, Jones, Day, Reavis & Pogue, at 77 West Wacker, Chicago, Illinois 60601 (Attn: Brad B. Erens, Esq.) so that, in each case, the proof of Claim is actually received no later than 30 days after the date of this Notice.

          5. Confirmation Order. Copies of the Confirmation Order (and proof of Claim forms) may be obtained by written request from Logan & Company, Inc., 546 Valley Road, Upper Montclair, New Jersey 07043, fax number (973) 509-3191.

Dated:  __________________, 2002           Brad B. Erens (IL 6206864)
         Chicago, Illinois                 Ann Marie Bredin (IL 6255663)
                                           JONES, DAY, REAVIS & POGUE
                                           77 West Wacker
                                           Chicago, Illinois 60601
                                           (312) 782-3939

                                           Richard M. Cieri
                                           (OH 0032464)
                                           JONES, DAY, REAVIS
                                           & POGUE
                                           North Point
                                           901 Lakeside Avenue
                                           Cleveland, Ohio 44114
                                           (216) 586-3939

                                           ATTORNEYS FOR DEBTORS AND
                                           DEBTORS IN POSSESSION






                                      2